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                                                                    Exhibit 10.1
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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             GILEAD SCIENCES, INC.,

                          GAZELLE ACQUISITION SUB, INC.

                                       AND

                          NEXSTAR PHARMACEUTICALS, INC.

                          DATED AS OF FEBRUARY 28, 1999

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                                TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
                              ARTICLE I. THE MERGER

SECTION 1.1.  The Merger.....................................................2
SECTION 1.2.  Effective Time of the Merger...................................2
SECTION 1.3.  Effects of the Merger..........................................2
SECTION 1.4.  Certificate of Incorporation of the Surviving Corporation......2
SECTION 1.5.  By-Laws of the Surviving Corporation...........................2
SECTION 1.6.  Directors and Officers of the Surviving Corporation............2

                        ARTICLE II. CONVERSION OF SHARES

SECTION 2.1.  Conversion of Shares...........................................3
       (a)  Capital Stock of Sub.............................................3
       (b)  Cancellation of Treasury Stock...................................3
       (c)  Exchange Ratio for Company Common Stock..........................3
       (d)  Cancellation of Company Common Stock.............................3
SECTION 2.2.  Surrender of Certificates......................................4
SECTION 2.3.  Fractional Shares..............................................6
SECTION 2.4.  Closing........................................................7
SECTION 2.5.  Stock Option Plans.............................................7
SECTION 2.6.  Employee Stock Purchase Plan...................................8

                   ARTICLE III. REPRESENTATIONS AND WARRANTIES

SECTION 3.1.  Representations and Warranties of the Company..................8
       (a) Due Organization, Good Standing and Power.........................8
       (b) Authorization and Validity of Agreement...........................8
       (c) Capitalization....................................................9
       (d) Consents and Approvals; No Violations............................12
       (e) Company Reports and Financial Statements; Accounting Records.....13
       (f) Absence of Certain Changes.......................................14
       (g) Regulatory Compliance............................................14
       (h) Compliance with Laws.............................................17
       (i) Litigation.......................................................19
       (j) Employee Benefit Plans...........................................19
       (k) Employment Agreements............................................22
       (l) Taxes............................................................22
       (m) Absence of Undisclosed Liabilities...............................24
       (n) Patents, Trademarks, Etc.........................................25
       (o) Transactions with Directors, Officers and Affiliates.............25
       (p) Broker's or Finder's Fee.........................................26
       (q) Opinion of Financial Advisor.....................................26
       (r) Vote Required....................................................26
       (s) Material Contracts...............................................26
       (t) Accounting Matters...............................................28
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       (u) Tax Treatment....................................................28
       (v) Certain Business Practices.......................................28
       (w) Governmental Authorizations......................................28
       (x) Insurance........................................................29
       (y) Y2K Compliance...................................................29
       (z) Supply...........................................................30
       (aa) Receivables.....................................................30

SECTION 3.2.  Representations and Warranties of Parent and Sub..............31
       (a) Due Organization, Good Standing and Power........................31
       (b) Authorization and Validity of Agreement..........................31
       (c) Capitalization...................................................32
       (d) Consents and Approvals; No Violations............................33
       (e) Parent Reports and Financial Statements; Accounting Records......34
       (f) Absence of Certain Changes.......................................35
       (g) Compliance with Laws.............................................35
       (h) Litigation.......................................................37
       (i) Taxes............................................................37
       (j) Parent Employee Benefit Plans....................................39
       (k) Patents, Trademarks, Etc.........................................40
       (l) Broker's or Finder's Fee.........................................41
       (m) Accounting Matters...............................................41
       (n) Tax Treatment....................................................41
       (o) Operations of Sub................................................41
       (p) Absence of Undisclosed Liabilities...............................41
       (q) Regulatory Compliance............................................42
       (r) Certain Business Practices.......................................43
       (s) Governmental Authorizations......................................43
       (t) Y2K Compliance...................................................44

               ARTICLE IV. CONDUCT OF BUSINESS; TRANSACTIONS PRIOR
                     TO CLOSING DATE; ADDITIONAL AGREEMENTS

SECTION 4.1.  Conduct of Business of the Company............................45
SECTION 4.2.  Conduct of Business of Parent.................................47
SECTION 4.3.  Access to Information Concerning Business and Records.........47
SECTION 4.4.  Confidentiality...............................................48
SECTION 4.5.  Registration Statement/Joint Proxy Statement; Quotation
                     on Nasdaq National Market..............................48
SECTION 4.6.  Employee Benefits.............................................50
SECTION 4.7.  Stockholder Approvals; Recommendations........................50
SECTION 4.8.  Stock Options.................................................51
SECTION 4.9.  Letters of the Company's Accountants..........................52
SECTION 4.10.  Letters of Parent's Accountants..............................52
SECTION 4.11.  Notices of Certain Events....................................52
SECTION 4.12.  HSR Act......................................................53
SECTION 4.13.  Indemnification; Officers' and Directors' Insurance..........53
SECTION 4.14.  Efforts......................................................54
SECTION 4.15.  Rule 145.....................................................54
SECTION 4.16.  No Solicitation..............................................55


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SECTION 4.17.  Tax Reorganization...........................................57
SECTION 4.18.  Convertible Debentures.......................................58
SECTION 4.19.  Warrants.....................................................58

                    ARTICLE V. CONDITIONS PRECEDENT TO MERGER

SECTION 5.1.  Conditions Precedent to Obligations of Parent, Sub and
                     the Company............................................58
       (a) Approval of Stockholders.........................................58
       (b) HSR Act..........................................................58
       (c) No Restraints....................................................58
       (d) Statutes.........................................................59
       (e) Nasdaq National Market Quotation.................................59
       (f) Effectiveness of Registration Statement..........................59
       (g) Market Events....................................................59
       (h) Accounting Treatment.............................................59
SECTION 5.2.  Conditions Precedent to Obligations of Parent and Sub.........59
       (a) Accuracy of Representations and Warranties.......................59
       (b) Performance by Company...........................................59
       (c) Affiliate Agreements.............................................60
       (d) Tax Opinion......................................................60
       (e) Accountants' Letters.............................................60
       (f) Consents.........................................................60
       (g) No Governmental Litigation.......................................60
SECTION 5.3.  Conditions Precedent to Obligation of the Company.............61
       (a) Accuracy of Representations and Warranties.......................61
       (b) Performance by Parent and Sub....................................61
       (c) Tax Opinion......................................................61
       (d) Registration Rights Agreement....................................61
       (e) Undertakings.....................................................61

                     ARTICLE VI. TERMINATION AND ABANDONMENT

SECTION 6.1.  Termination...................................................62
SECTION 6.2.  Effect of Termination.........................................64

                           ARTICLE VII. MISCELLANEOUS

SECTION 7.1.  Fees and Expenses.............................................64
SECTION 7.2.  Representations, Warranties and Agreements....................65
SECTION 7.3.  Extension; Waiver.............................................65
SECTION 7.4.  Public Announcements..........................................66
SECTION 7.5.  Notices.......................................................66
SECTION 7.6.  Entire Agreement..............................................67
SECTION 7.7.  Binding Effect; Benefit; Assignment...........................67
SECTION 7.8.  Amendment and Modification....................................67
SECTION 7.9.  Further Actions...............................................68
SECTION 7.10.  Headings.....................................................68
SECTION 7.11.  Counterparts.................................................68
SECTION 7.12.  Applicable Law...............................................68
SECTION 7.13.  Severability.................................................68


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SECTION 7.14.  Enforcement of Agreement.....................................68
SECTION 7.15.  "Person" Defined.............................................68
SECTION 7.16.  Submission to Jurisdiction...................................68
SECTION 7.17.  Subsidiaries.................................................69

EXHIBITS

Exhibit A   Form of Affiliate Agreement
Exhibit B   Form of Registration Rights Agreement
Exhibit C   Form of Undertaking


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                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER, dated as of February 28, 1999 (the "Agreement"), by and among GILEAD SCIENCES, INC., a Delaware corporation ("Parent"), GAZELLE ACQUISITION SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and NEXSTAR PHARMACEUTICALS, INC., a Delaware corporation (the "Company").

            WHEREAS, the respective Boards of Directors of the Company and Parent have each determined that it is in the best interests of their respective companies and stockholders that Parent acquire the business of the Company pursuant to the terms and conditions set forth in this Agreement;

            WHEREAS, the respective Boards of Directors of Parent, Sub and the Company, and Parent acting as the sole stockholder of Sub, have approved the merger of Sub into the Company (the "Merger"), pursuant and subject to the terms and conditions of this Agreement, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") will be converted into the right to receive shares of common stock, par value $.001 per share, of Parent ("Parent Shares") in accordance with Section 2.1 of this Agreement;

            WHEREAS, the respective Boards of Directors of the Company and Parent have each determined that the Merger is fair to, and in the best interests of, their respective companies and stockholders and have approved the Merger, and the Board of Directors of the Company has recommended the approval and adoption of this Agreement by the Company's stockholders;

            WHEREAS, in order to induce Parent to enter into this Agreement and to consummate the Merger, the Company and Parent are entering into a Stock Option Agreement of even date herewith (the "Share Option Agreement") pursuant to which the Company is granting to Parent an option to purchase certain shares of Company Common Stock from the Company under the circumstances specified in the Share Option Agreement;

            WHEREAS, for United States federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the "Code"); and

            WHEREAS, it is intended that the Merger shall be recorded for accounting purposes as a pooling of interests under United States generally accepted accounting principles ("US GAAP");
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            NOW, THEREFORE, in consideration of the promises and of the mutual representations, warranties, covenants and agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I.

                                   THE MERGER

            SECTION 1.1. THE MERGER. Subject to the terms and conditions of this Agreement, at the time of the Closing (as defined in Section 2.4 hereof), a certificate of merger (the "Certificate of Merger") effecting the merger of Sub with and into the Company, shall be duly executed by the Company in accordance with the Delaware General Corporation Law (the "DGCL") and shall be filed on the Closing Date (as defined in Section 2.4 hereof). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such time thereafter as is provided in the Certificate of Merger in accordance with the provisions and requirements of the DGCL. The date and time when the Merger shall become effective is hereinafter referred to as the "Effective Time."

            SECTION 1.2. EFFECTIVE TIME OF MERGER. At the Effective Time, Sub shall be merged with and into the Company and the separate corporate existence of Sub shall cease, and the Company shall continue as the surviving corporation under the laws of the State of Delaware (the "Surviving Corporation").

            SECTION 1.3. EFFECTS OF THE MERGER. From and after the Effective Time, the Merger shall have the effects set forth in Section 259(a) of the DGCL.

            SECTION 1.4. CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION. The Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, and thereafter may be amended in accordance with its terms and as provided by law and this Agreement.

            SECTION 1.5. BY-LAWS OF THE SURVIVING CORPORATION. The By-Laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation.

            SECTION 1.6. DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.


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                                   ARTICLE II.

                              CONVERSION OF SHARES

            SECTION 2.1. CONVERSION OF SHARES. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any holder of capital stock of Sub:

            (a) CAPITAL STOCK OF SUB. Each share of capital stock of Sub then issued and outstanding shall become one fully paid and nonassessable share of common stock, $0.01 par value per share, of the Surviving Corporation.

            (b) CANCELLATION OF TREASURY STOCK. All shares of Company Common Stock that are owned by the Company as treasury stock shall be canceled and retired and shall cease to exist and no Parent Shares or other consideration shall be delivered in exchange therefor.

            (c) EXCHANGE RATIO FOR COMPANY COMMON STOCK. Each issued and outstanding share of Company Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive that number of Parent Shares equal to the Exchange Ratio (the Parent Shares issuable upon exchange of shares of Company Common Stock are referred to as the "Merger Consideration"). For purposes of this Agreement: (i) "Exchange Ratio" means a fraction equal to 0.4250, PROVIDED, HOWEVER, that (A) if the Parent Share Value is less than $36.47, then the Exchange Ratio shall be equal to the lesser of
     0.5000 or a fraction having a numerator equal to $15.50 and having a denominator equal to the Parent Share Value, and (B) if the Parent Share Value is greater than $45.88, then the Exchange Ratio shall be equal to the greater of 0.3786 or a fraction having a numerator equal to $19.50 and having a denominator equal to the Parent Share Value; and (ii) "Parent Share Value" means the average of the closing prices of the Parent Shares as reported on the Nasdaq National Market for the 20 consecutive trading days ending on the third trading day preceding the date on which the stockholders of the Company vote on the Merger at the Special Meeting (as defined in Section 4.7 hereof). If between the date of this Agreement and the Effective Time the outstanding Parent Shares or the outstanding Company Common Stock shall be changed into a different number of shares by reason of any stock dividend, subdivision, reclassification, split-up, combination or the like, the Exchange Ratio shall be appropriately adjusted.

            (d) RIGHTS OF FORMER HOLDERS OF COMPANY COMMON STOCK. All shares of Company Common Stock converted into the right to receive Merger Consideration pursuant to this Section 2.1 shall no longer be outstanding, and each holder of a


                                      -3-
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      certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive Merger Consideration to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

            SECTION 2.2. SURRENDER OF CERTIFICATES. (a) Concurrently with or prior to the Effective Time, the parties hereto shall designate ChaseMellon Shareholder Services to act as agent (the "Exchange Agent") for purposes of exchanging certificates representing shares of Company Common Stock as provided in Section 2.1. As soon as practicable after the Effective Time, Parent shall cause the Exchange Agent to mail or make available to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive Merger Consideration pursuant to Section 2.1 a notice and letter of transmittal advising such holder of the effectiveness of the Merger and the procedure for surrendering to the Exchange Agent such certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock in exchange for Merger Consideration deliverable in respect thereof pursuant to this Article II.

            (b) Each holder of shares of Company Common Stock that has been converted into a right to receive Merger Consideration, upon surrender to the Exchange Agent of a certificate or certificates representing such Company Common Stock, together with a properly completed letter of transmittal covering such shares of Company Common Stock and such other documents as may reasonably be required by the Exchange Agent or Parent, will be entitled to receive Merger Consideration in respect of each share of Company Common Stock surrendered. Until so surrendered, each share of Company Common Stock shall, after the Effective Time, represent for all purposes, only the right to receive Merger Consideration. Such letter of transmittal shall be in customary form and contain such provisions as Parent may reasonably specify (including a provision confirming that delivery of the certificates which immediately prior to the Effective Time represented shares of Company Common Stock shall be effected, and risk of loss and title to such certificates shall pass, only upon delivery of such certificates to the Exchange Agent).

            (c) If any Merger Consideration is to be issued to a Person (as defined in Section 7.15 hereof) other than the registered holder of the Company Common Stock represented by the certificate or certificates surrendered with respect thereto, it shall be a condition to such issuance that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery shall pay to the Exchange Agent any transfer or other taxes required as a result of such issuance to a Person other than the registered holder of such Company Common Stock or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable. If any certificate which immediately prior to the Effective Time represented shares of Company Common Stock shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Shares, require the owner of such lost, stolen or destroyed certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such certificate.

            (d) As of the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock that were outstanding prior to the Merger. After the Effective Time, certificates representing shares of Company Common Stock presented to the Surviving Corporation for transfer shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

            (e) At the close of business on the Effective Time, the stock ledger of the Company with respect to the issuance of Company Common Stock shall be closed. Six months after the Effective Time, any Merger Consideration made available to the Exchange Agent and any portion of the Common Stock Trust (as defined in Section 2.3) that remains unclaimed by the holders of shares of Company Common Stock shall be returned to Parent upon demand. Any such holder who has not delivered his certificates which immediately prior to the Effective Time represented shares of Company Common Stock to the Exchange Agent in accordance with Section 2.2 prior to that time shall thereafter look only to Parent and the Surviving Corporation for issuance of Parent Shares in respect of shares of Company Common Stock. Notwithstanding the foregoing, neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of shares of Company Common Stock for any securities delivered or any amount paid to a public official pursuant to applicable abandoned property laws. Any Parent Shares remaining unclaimed by holders of shares of Company Common Stock three years after the Effective Time (or such earlier date immediately prior to such time as such securities would otherwise escheat to or become property of any governmental entity or as is otherwise provided by applicable law) shall, to the extent permitted by applicable law, be free and clear of any claims or interest of any Person previously entitled thereto.

            (f) No dividends, interest or other distributions with respect to securities of Parent or the Surviving Corporation issuable with respect to Merger Consideration shall be paid to the holder of any unsurrendered certificates which formerly


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represented Company Common Stock until such certificates are surrendered as provided in this Section. Upon such surrender, there shall be paid, without interest, to the Person in whose name the Parent Shares representing such securities are registered, all dividends and other distributions payable in respect of such securities on a date subsequent to, and in respect of a record date after, the Effective Time, subject to the effect of applicable abandoned property laws.

            SECTION 2.3. FRACTIONAL SHARES. No fraction of a Parent Share will be issued, and such fractional interest shall not entitle the owner thereof to vote or to any rights as a security holder of Parent. In lieu of any such fractional interest, each holder of certificates which immediately prior to the Effective Time represented shares of Company Common Stock otherwise entitled to a fraction of a Parent Share (after aggregating all fractional Parent Shares issuable to such holder) will be entitled to receive at the time such holder receives Parent Shares pursuant to Section 2.2(b) hereof and in accordance with the provisions of this Section 2.3 from the Exchange Agent a cash payment representing such holder's proportionate interest in the net proceeds (determined after deducting all commissions, transfer taxes and other transaction costs) from the sale by the Exchange Agent on behalf of all such holders of the aggregate of the fractions of Parent Shares which would otherwise be issued (the "Excess Parent Shares"). The sale of the Excess Parent Shares by the Exchange Agent shall be executed on the Nasdaq National Market through one or more market makers in the Parent Shares and shall be executed in round lots to the extent practicable. Until the net proceeds of such sale or sales have been distributed to the former holders of shares of the Company Common Stock, the Exchange Agent will, subject to Section 2.2(e), hold such proceeds in trust for the former holders of shares of Company Common Stock (the "Common Stock Trust"). Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation, of the Exchange Agent incurred in connection with such sale of the Excess Parent Shares. The Exchange Agent shall determine the portion of the Common Stock Trust to which each former holder of shares of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Stock Trust by a fraction the numerator of which is the amount of the fractional Parent Share interest to which such former holder of shares of Company Common Stock is entitled and the denominator of which is the aggregate amount of fractional Parent Shares to which all former holders of shares of Company Common Stock are entitled. As soon as practicable after the determination of the amount of cash, if any, to be paid to former holders of shares of Company Common Stock in lieu of any fractional Parent Shares, the Exchange Agent shall make available such amounts to such former holders of shares of the Company Common Stock without interest.


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            SECTION 2.4. CLOSING. The closing of the Merger (the "Closing")
shall take place at the offices of Willkie Farr & Gallagher, 787 Seventh Avenue, New York, New York 10019, as soon as practicable after the last of the conditions set forth in Article V hereof is fulfilled or waived (subject to applicable law) but in no event later than the fifth business day thereafter, or at such other time and place and on such other date as Parent and the Company shall mutually agree (the "Closing Date").

            SECTION 2.5. STOCK OPTION PLANS. (a) Prior to the Effective Time, but subject to the consummation of the Merger, the Board of Directors of the Company and the committee appointed by the Board to administer the Company's stock option plans shall use its best efforts to take all action reasonably necessary or appropriate to provide that each option outstanding under the Company's 1988 Stock Option Plan, 1993 Incentive Stock Plan, as amended, and 1995 Director Option Plan, as amended (collectively, the "Stock Option Plans"), shall be converted into and become rights with respect to Parent Shares, and Parent shall assume each such option in accordance with the terms (as in effect as of the date of this Agreement) of the Stock Option Plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each option assumed by Parent in accordance with this
Section 2.5(a) may be exercised solely for Parent Shares, (ii) the number of Parent Shares subject to each such option shall be equal to the number of shares of Company Common Stock subject to such option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share (with cash, less the applicable exercise price, being payable for any fraction of a share), (iii) the per share exercise price under each such option shall be adjusted by dividing the per share exercise price under such option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such option shall otherwise remain unchanged; PROVIDED, HOWEVER, that each option assumed by Parent in accordance with this Section 2.5(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock dividend, subdivision, reclassification, split-up, combination or the like subsequent to the Effective Time. Parent shall file with the Commission, no later than 5 business days after the Effective Time, a registration statement on Form S-8 relating to Parent Shares issuable with respect to the options assumed by Parent in accordance with this Section 2.5(a).

            (b) The Company shall take all action reasonably necessary (under the Stock Option Plans and otherwise) to effectuate the provisions of this
Section 2.5 and to ensure that, from and after the Effective Time, holders of options have no rights with respect thereto other than those specifically provided in this
Section 2.5.

            SECTION 2.6. EMPLOYEE STOCK PURCHASE PLAN. Prior to the Effective Time, but subject to the consummation of the Merger, the Board of Directors of the Company shall take all action reasonably necessary or appropriate to use the accumulated payroll deductions in accounts of participants in the Company's Employee Stock Purchase Plan (the "Stock Purchase Plan") to purchase shares of Company Common Stock and immediately thereafter terminate the Stock Purchase Plan.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

            SECTION 3.1. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Parent and Sub as follows:

            (a) DUE ORGANIZATION, GOOD STANDING AND POWER. Each of the Company and its Subsidiaries (as that term is defined in Section 7.17 hereof) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and each such corporation has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing would not have a material adverse effect on the business, properties, assets, liabilities, condition (financial or otherwise), operations or results of operations (the "Condition") of the Company and its Subsidiaries taken as a whole.

            (b) AUTHORIZATION AND VALIDITY OF AGREEMENT. The Company has full corporate power and authority to execute and deliver this Agreement and the Share Option Agreement, to perform its obligations hereunder and thereunder and, subject, in the case of this Agreement, to obtaining any necessary stockholder approval of the Merger, to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and the Share Option Agreement by the Company, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of the Company (including the authorization and approval of the Board of Directors of the

      Company), subject (in the case of this Agreement) to the approval of the Merger by the Company's stockholders in accordance with the DGCL. The Board of Directors of the Company (at a meeting duly called and held) has
      (a) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, and (b) recommended the approval and adoption of this Agreement and approval of the Merger by the holders of Company Common Stock and directed that this Agreement and the Merger be submitted for consideration by the Company's stockholders at the Special Meeting. The Board of Directors of the Company has taken all action necessary to render inapplicable, as it relates to Parent, the provisions of Section 203 of the DGCL. No other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance of this Agreement and the Share Option Agreement by the Company and the consummation of the transactions contemplated hereby and thereby (other than, in the case of this Agreement, the approval of the Merger by the holders of at least a majority of the outstanding Company Common Stock). To the Company's knowledge, no other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Share Option Agreement or the transactions contemplated hereby and thereby. This Agreement and the Share Option Agreement have been duly executed and delivered by the Company and each is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

            (c) CAPITALIZATION. (i) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, $0.01 par value, and 5,000,000 shares of preferred stock, $1.00 par value (the "Preferred Stock"). As of January 31, 1999, (1) 28,670,645 shares of Company Common Stock were issued and outstanding, (2) 3,169,785 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding options granted under the Stock Option Plans, (3) 256,286 shares of Company Common Stock were reserved for issuance upon exercise of outstanding warrants,
      (4) 4,740,740 shares of Company Common Stock were reserved for issuance upon the conversion of the Company's 6 1/4% Convertible Subordinated Debentures Due 2004 (the "Convertible Debentures"), (5) no shares of Preferred Stock were issued and outstanding, and (6) no shares of Company Common Stock were held in the Company's treasury. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued in compliance with all applicable securities laws and are fully paid and nonassessable, and none of such shares are subject to, nor were they issued in violation of, any preemptive rights. None of the outstanding shares of Company Common Stock is subject to any right of first refusal or similar right of the Company or any of its Subsidiaries, and, except as set forth in Schedule 3.1(c)(i) delivered to Parent by the Company prior to the execution of this Agreement, there is no contract or arrangement relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. Except as set forth in this Section 3.1(c) or on Schedule 3.1(c)(i) delivered to Parent by the Company prior to the execution of this Agreement and except for purchases pursuant to the Company's Stock Purchase Plan, and except for changes since January 31, 1999 resulting from the exercise of employee or director stock options or warrants, or conversion of Convertible Debentures outstanding on such date, (i) there are no shares of capital stock of the Company authorized, issued or outstanding and (ii) there are not as of the date hereof, and at the Effective Time there will not be, any outstanding options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities or other commitments, contingent or otherwise, relating to Company Common Stock or any other shares of capital stock of the Company, pursuant to which the Company is or may become obligated to issue, sell, grant or purchase, redeem or otherwise acquire shares of Company Common Stock, any other shares of its capital stock or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of the capital stock of the Company. Neither the Company nor any of its predecessors has ever adopted any stockholder rights plan (or similar plan commonly referred to as a "poison pill").

                  (ii) Schedule 3.1(c)(ii) delivered to Parent by the Company prior to the execution of this Agreement sets forth the following information with respect to each employee stock option and director stock option of the Company outstanding as of February 26, 1999: (a) the particular Stock Option Plan (if any) pursuant to which such option was granted; (b) the name of the optionee; (c) the number of shares of Company Common Stock subject to such option; (d) the exercise price of such option; (e) the date on which such option was granted; (f) the extent to which such option is vested and exercisable as of February 26, 1999; and
      (g) the date on which such option expires. The Company has made available to Parent accurate and complete copies of all stock option plans pursuant to which the Company or any of its predecessor entities has ever granted stock options, and the forms of all stock option agreements evidencing such options.

                  (iii) Schedule 3.1(c)(iii) delivered to Parent by the Company prior to the execution of this Agreement sets forth the following information with respect to each warrant to purchase shares of Company Common Stock of the Company outstanding as of the date of this Agreement:
      (a) the name of the holder of such warrant; (b) the number of shares of Company Common Stock subject to such warrant; (c) the exercise price of such warrant; (d) the date on which such warrant was granted; and (e) the date on which such warrant expires. The Company has made available to Parent accurate and complete copies of all warrants outstanding as of the date of this Agreement, and all agreements relating thereto.

                  (iv) Schedule 3.1(c)(iv) delivered to Parent by the Company prior to the execution of this Agreement lists all of the Company's Subsidiaries (except for corporate Subsidiaries with no material assets or liabilities, contingent or otherwise). Except as set forth on Schedule 3.1(c)(iv), all issued and outstanding shares of capital stock of the Company's Subsidiaries (other than director's qualifying shares) have been validly issued, are fully paid and nonassessable, are not subject to, nor were they issued in violation of, any preemptive rights, and are owned, of record and beneficially, directly or indirectly, by the Company, free and clear of all liens, encumbrances, options or claims whatsoever. No shares of capital stock of any of the Company's Subsidiaries are reserved for issuance and there are no outstanding or authorized options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to the capital stock of any of the Company's Subsidiaries, pursuant to which such Subsidiary, the Company or any other affiliate of such Subsidiary is or may become obligated to issue, sell, grant or purchase or otherwise acquire any shares of capital stock of such Subsidiary or any securities convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock of such Subsidiary. Except as set forth in Schedule 3.1(c)(iv) or as provided by applicable law, there are no restrictions of any kind which prevent the payment of dividends by any of the Company's Subsidiaries. Except (A) for the Company's Subsidiaries listed on Schedule 3(c)(iv), (B) as otherwise listed on Schedule 3.1(c)(iv), (C) for ordinary course portfolio investments in marketable securities and cash equivalents and (D) for corporate Subsidiaries of the Company with no material assets or liabilities, contingent or otherwise, the Company does not own, directly or indirectly, any capital stock or other equity interest in any Person or have any direct or indirect equity or ownership interest in any Person and neither the Company nor any of its Subsidiaries is subject to any obligation or requirement to make any material loan, capital contribution, investment or similar expenditure to or in any Person, except for loans, capital contributions, investments or similar expenditures by the Company or any of its Subsidiaries to any existing wholly owned Subsidiary of the Company or to the Company.

            (d) CONSENTS AND APPROVALS; NO VIOLATIONS. Assuming, in the case of this Agreement, that (i) the filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), are made and the waiting period thereunder has been terminated or has expired; (ii) the filing with the Securities and Exchange Commission (the "Commission") of a definitive joint proxy statement (the "Joint Proxy Statement") relating to the meetings of the Company's stockholders and Parent's stockholders to be held in connection with the Merger is made; (iii) the Registration Statement of Parent to be filed with the Commission on Form S-4 in connection with the issuance of Parent Shares (the "Registration Statement") is declared effective; (iv) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the laws of the State of Delaware, is made; and (v) approval of the Merger by a majority of the outstanding Company Common Stock is obtained, the execution and delivery of this Agreement and the Share Option Agreement by the Company and the consummation by the Company of the transactions contemplated hereby and thereby will not: (1) violate any provision of the Certificate of Incorporation, as amended, or By-Laws or other charter or organizational documents of the Company or any of its Subsidiaries, or any resolution adopted by the stockholders of the Company or the Board of Directors of the Company or any of its Subsidiaries or any committee thereof; (2) to the knowledge of the Company, violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to the Company or any of its Subsidiaries or by which any of their respective properties or assets may be bound, including without limitation, any consent decrees, court orders or judgments; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to, any governmental or regulatory body, agency or authority, domestic or foreign (a "Governmental Entity"), including without limitation, any Governmental Entity regulating the pharmaceutical business of the Company; or (4) except as set forth on Schedule 3.1(d)(4) delivered to Parent by the Company prior to the execution of this Agreement, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which it or any of their respective properties or assets may be bound or under which the Company or any Subsidiary of the Company has or may acquire any rights, excluding from the foregoing clauses (2),
      (3) and (4) filings, permits, consents, approvals and notices the absence of which, and violations, breaches, conflicts, defaults and liens which, in the aggregate, would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole.

            (e) COMPANY REPORTS AND FINANCIAL STATEMENTS; ACCOUNTING Records.
      (i) Since January 1, 1996, the Company has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the U.S. federal securities laws and the rules and regulations promulgated thereunder, and, except for preliminary filings, all such forms, reports and documents filed with the Commission have complied in all material respects with all applicable requirements of the U.S. federal securities laws and the Commission rules and regulations promulgated thereunder. The Company has heretofore made available to Parent true and complete copies of all forms, reports, registration statements and other filings filed by the Company with the Commission since January 1, 1996 (such forms, reports, registration statements and other filings, together with any amendments thereto, but excluding any preliminary filings, are sometimes collectively referred to as the "Company Commission Filings"). As of their respective dates, the Company Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) The audited consolidated financial statements and the unaudited interim financial statements of the Company included in the Company Commission Filings comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the Commission with respect thereto, were prepared in accordance with US GAAP (as in effect from time to time) applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the results of their operations and cash flows and changes in stockholders' equity, as the case may be, for the periods then ended subject, in the case of the unaudited interim financial statements, to normal and recurring year-end audit adjustments, any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Securities Exchange Act of 1934 (the "Exchange Act"), and the rules promulgated thereunder.

                  (iii) The unaudited consolidated financial statements of the Company as of and for the year ended December 31, 1998 delivered to Parent by the Company prior to the execution of this Agreement comply as to form in all material respects with applicable accounting requirements, were prepared in accordance with US GAAP (applied on a basis consistent with the basis on which the financial statements referred to in Section 3.1(e)(ii) were prepared) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of December 31, 1998, and the results of their operations for the year ended December 31, 1998, except that such financial statements do not include a consolidated statement of cash flows or stockholders' equity or notes.

                  (iv) The Company and its Subsidiaries keep proper accounting records in which all material assets and liabilities, and all material transactions, of the Company and its Subsidiaries are recorded in conformity with applicable accounting principles. Except as described on
      Schedule 3.1(e)(iv) delivered by the Company to Parent prior to the execution of this Agreement, no part of the Company's or any Subsidiary's accounting system or records, or access thereto, is under the control of a Person who is not an employee of the Company or such Subsidiary.

            (f) ABSENCE OF CERTAIN CHANGES. Except as disclosed on Schedule 3.1(f) delivered to Parent by the Company prior to the execution of this Agreement, since September 30, 1998 (i) there has not been any material adverse change in the Condition of the Company and its Subsidiaries taken as a whole; (ii) the businesses of the Company and its Subsidiaries have been conducted in all material respects only in the ordinary course; (iii) the Company and its Subsidiaries have not, other than in the ordinary course of business, increased the compensation of any officer or granted any general salary or benefits increase to their employees; and (iv) neither the Company nor any of its Subsidiaries has taken, approved, authorized or agreed or committed to take any action referred to in
      Section 4.1 hereof except as expressly permitted or required thereby.

            (g) REGULATORY COMPLIANCE. (i) As to each product subject to the jurisdiction of the U.S. Food and Drug Administration ("FDA") under the Federal Food, Drug and Cosmetic Act and the regulations thereunder ("FDCA") (each such product, a "Pharmaceutical Product") that is manufactured, tested, distributed and/or marketed by the Company or any of its Subsidiaries, such Pharmaceutical Product is being manufactured, tested, distributed and/or marketed in substantial compliance with all applicable requirements under FDCA and similar state and foreign laws and regulations, including but not limited to those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security.

                  (ii) Schedule 3.1(g)(ii) delivered by the Company to Parent prior to the execution of this Agreement sets forth a list of each Pharmaceutical Product manufactured, marketed, sold or licensed by the Company or any Subsidiary as of the date hereof.

                  (iii) No Pharmaceutical Products have been recalled, withdrawn, suspended or discontinued by the Company or any of its Subsidiaries in the United States and outside the United States (whether voluntarily or otherwise) during the period commencing January 1, 1996 and ending on the date hereof. No proceedings in the United States and outside of the United States of which the Company has knowledge (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Pharmaceutical Product are pending against the Company or any of its Subsidiaries, nor have any such proceedings been pending at any time during the period commencing January 1, 1996 and ending on the date hereof.

                  (iv) Schedule 3.1(g)(iv) delivered by the Company to Parent prior to the execution of this Agreement sets forth a list of each of the Company's and its Subsidiaries' pending and approved New Drug Applications ("NDAs"), Investigational New Drug applications ("INDs") and similar state or foreign regulatory filings, as of the date hereof. True and complete copies of such NDAs and INDs, including all supplements, amendments, and annual reports, have heretofore been made available to Parent. Copies of correspondence from the FDA, and similar state or foreign regulatory authorities, and the Company's and its Subsidiaries' responses have heretofore been made available to Parent. As to each drug for which such an application has been approved, the Company and its Subsidiaries are in substantial compliance with 21 U.S.C. ss.ss. 355 or 21 C.F.R. Parts 312, 314 or 430 ET SEQ., respectively, and similar state and foreign laws and regulations and all terms and conditions of such applications. As to each such drug, the Company and any relevant Subsidiary, and the officers, employees or agents of the Company or such Subsidiary have included in the application for such drug, where required, the certification described in 21 U.S.C. ss. 335a(k)(1) or any similar state or foreign laW or regulation and the list described in 21 U.S.C. ss. 335a(k)(2) or any similar state or foreign law or regulation, and such certification and such list was in each case true and accurate when made and remained true and accurate thereafter. In addition, the Company and its Subsidiaries are in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. ss. 360 and 21. C.F.R. Part 207 and all similar state and foreign laws and regulations.

                  (v) Each article of drug manufactured and/or distributed by the Company or any of its Subsidiaries is not adulterated within the meaning of 21 U.S.C. ss. 351 (or similar state or foreign laws or regulations) or misbranded within the meaning of 21 U.S.C. ss. 352 (or similar state or foreign laws or regulations), and is not a product that is in violation of 21 U.S.C. ss. 355 (or similar state or foreign laws or regulations).

                  (vi) Schedule 3.1(g)(vi) delivered by the Company to Parent prior to the execution of this Agreement sets forth a list of (A) Form 483s, (B) Notices of Adverse Findings and (C) warning letters or other correspondence from the FDA or state or foreign regulatory authorities in which the FDA or any such authority asserted that the operations of the Company or any Subsidiary may not be in compliance with applicable laws, regulations, orders, judgments or decrees, in each case received by the Company or such Subsidiary from the FDA or any such authority since January 1, 1996 to the date hereof and the response of the Company or such Subsidiary to the FDA or any such authority to such notices from the FDA or any such authority. True and complete copies of such Form 483s, Notices of Adverse Findings, letters and other correspondence and the Company's or Subsidiary's responses have heretofore been made available to Parent. Except as set forth in Schedule 3.1(g)(vi), all manufacturing operations of the Company and its Subsidiaries have been and are being conducted in substantial compliance with the good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211 and similar state or foreign regulations.

                  (vii) Schedule 3.1(g)(vii) delivered by the Company to Parent prior to the execution of this Agreement sets forth Adverse Reaction Reports filed by the Company and its Subsidiaries with the FDA or state or foreign regulatory authorities during the period commencing January 1, 1996 and ending on the date hereof.

                  (viii) Neither the Company, nor any Subsidiary, nor any officer, employee or agent of either the Company or any Subsidiary has made an untrue statement of a material fact or fraudulent statement to the FDA or any state or foreign regulatory authority, failed to disclose a material fact required to be disclosed to the FDA or any state or foreign regulatory authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any state or foreign regulatory authority to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither the Company nor any Subsidiary, nor any officer, employee or agent of either the Company or any Subsidiary, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. ss. 335a(a) or any similar state or foreign law or regulation or authorized by 21 U.S.C. ss. 335a(b) or any similar state or foreign law or regulation.
      Schedule 3.1(g)(viii) delivered by the Company to Parent prior to the execution of this Agreement is an accurate representation of certain efficacy and safety data from the AmBisome and Abelcet comparative clinical trial conducted by Fujisawa Healthcare, Inc. (Study No. 034)

                  (ix) Except as disclosed in the Company Commission Filings filed with the Commission prior to the date hereof, neither the Company nor any Subsidiary has received any written notice that the FDA or any state or foreign regulatory authority has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of the Company or any Subsidiary, or commenced, or overtly threatened to initiate, any action to enjoin production at any facility of the Company or any Subsidiary.

                  (x) The Company and its Subsidiaries are, and have at all times since January 1, 1996 been, in substantial compliance with the Medicare Anti-kickback Statute, 42 U.S.C. ss. 1320a-7b(b), and implementing regulations codified at 42 C.F.R. ss. 1001 and with all similar state or foreign laws and regulations.

            (h) COMPLIANCE WITH LAWS. (i) GENERAL. Except with respect to FDA-related regulatory matters (which are covered by Section 3.1(g) hereof) and environmental matters (which are covered by Section 3.1(h)(ii) below), the Company and its Subsidiaries are and at all times since January 1, 1996 have been in compliance with all applicable laws, regulations, orders, judgments and decrees, except where the failure to so comply would not have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole. Since January 1, 1996, neither the Company nor any of its Subsidiaries has received any written notice from any Governmental Entity regarding any actual or possible material violation of, or material failure to comply with, any law, regulation, order, judgment or decree.

                  (ii) ENVIRONMENTAL MATTERS. Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually and in the aggregate, would not reasonably be expected to have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole (after taking into account any reserves therefor reflected in the consolidated balance sheet of the Company as of September 30, 1998 contained in its most recently filed Report on Form 10-Q (the "Company Balance Sheet")) or as set forth on
      Schedule 3.1(h)(ii) delivered to Parent by the Company prior to the execution of this Agreement (none of which scheduled items is expected to have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole):

                              (A) the Company, its predecessor entities and its
                  Subsidiaries are and have been at all relevant times in compliance with all applicable Environmental Laws and any permits, authorizations, licenses and certificates issued by any governmental regulatory authority or entity pursuant to Environmental Laws;

                              (B) the Company and its Subsidiaries have
                  obtained, or made timely application for, all permits required for their operations under Environmental Laws;

                              (C) there have been no Releases of any Hazardous
                  Materials for which the Company or any of its Subsidiaries is liable or, to the Company's or any of its Subsidiaries' knowledge, may be held liable, at any location, and there are no uncontrolled Hazardous Materials present in the environment or, to the Company's or any of its Subsidiaries' knowledge, imminent threatened Releases of Hazardous Materials into the environment at any of the Company's or its Subsidiaries' facilities; and

                              (D) neither the Company nor its Subsidiaries have
                  received any written notice that it is or may be liable for cleanup or other costs relating to environmental matters as a result of (1) any Hazardous Materials in the environment at any facility owned or operated by the Company or its Subsidiaries or (2) the off-site disposal of Hazardous Materials generated by the Company or its Subsidiaries at any of its facilities.

      For purposes of this Agreement, the following terms shall have the following meanings:

            "Environmental Laws" means all applicable federal, state, local and foreign statutes, rules, regulations, ordinances, orders, decrees and the common law relating in any manner to the contamination, pollution or protection of human health and safety or the environment including without limitation the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Toxic Substance Control Act, the Occupational Safety and Health Act and similar state laws.

            "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants, which are regulated pursuant to any applicable Environmental Law and such other materials and substances as are regulated pursuant to any applicable Environmental Laws.

            "Release" shall have the meaning set forth in CERCLA, Section 9601(22).

            (i) LITIGATION. Except as disclosed in the Company Commission Filings filed with the Commission prior to the date hereof or as set forth on Schedule 3.1(i) delivered to Parent by the Company prior to the execution of this Agreement, there is no action, suit, proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of the Company any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, or any of their properties or rights which if adversely determined would be reasonably likely to have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole. Except as disclosed in the Company Commission Filings filed with the Commission prior to the date hereof, neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit, proceeding or arbitration which is reasonably likely to have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole or on the ability of the Company or any Subsidiary of the Company to conduct its business as presently conducted.

            (j) EMPLOYEE BENEFIT PLANS. (i) Schedule 3.1(j) delivered by the Company to Parent prior to the execution of this Agreement sets forth: (x) all "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended

      ("ERISA"), and all other employee benefit programs and arrangements, including, without limitation, severance pay, salary continuation for disability, retirement, deferred or other executive compensation, bonus, stock purchase, hospitalization, medical insurance, and life insurance, maintained by the Company or any of its Subsidiaries or to which the Company or any such Subsidiary is obligated to contribute for current or former employees of the Company or any such Subsidiary in each case (the "Employee Benefit Plans "). The Company has made available to Parent true and complete copies of all Employee Benefit Plans, as in effect, together with all amendments thereto which will become effective at a later date, as well as the latest Internal Revenue Service ("IRS") determination letters obtained with respect to any Employee Benefit Plan intended to be qualified under Section 401(a) of the Code. True and complete copies of the (i) most recent annual actuarial valuation report, if any, (ii) last filed Form 5500 together with all applicable schedules, (iii) summary plan description (as defined in ERISA), if any, and all modifications thereto communicated to employees, (iv) most recent annual and periodic accounting of related plan assets, if any, and (v) such other materials with respect to the Employee Benefit Plans reasonably requested by Parent in each case, relating to the Employee Benefit Plans, have been made available to Parent and are correct in all material respects.

                  (ii) Except to the extent that any of the following, alone and in the aggregate, would not reasonably be expected to have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole: (i) neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any of its or its Subsidiaries' directors, officers, employees or agents has, with respect to any Employee Benefit Plan, engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a penalty assessed pursuant to
      Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to the Company or any of its Subsidiaries, or any Employee Benefit Plan; (ii) all Employee Benefit Plans are and have been at all times in compliance in all respects with the applicable requirements prescribed by all statutes, orders, or governmental rules or regulations with respect to such Employee Benefit Plans, including, but not limited to, ERISA and the Code (except for such requirements that are not required to be adopted as of the effective date of the applicable requirement) and, to the knowledge of the Company, there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits), relating to any of the Employee Benefit Plans, which have been asserted or instituted against the Company or any of its Subsidiaries, any Employee Benefit Plan or the assets of any trust or group annuity contract for any Employee Benefit Plan; (iii) each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has heretofore been determined by the IRS to be so qualified whether by determination letter or otherwise; (iv) neither the Company nor any of its Subsidiaries nor any trade or business which, together with the Company and its Subsidiaries, is treated as a single employer under Section 414(t) of the Code (an "ERISA Affiliate") has, or at any time in the last six years has had, an obligation to contribute to a "defined benefit plan" as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code, a "multiemployer plan" within the meaning of Section 3(37) or 4001(a)(13) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or Section 413(c) of the Code; (v) all (A) insurance premiums required to be paid with respect to, (B) benefits, expenses, and other amounts due and payable under and (C) contributions, transfers, or payments required to be made to, any Employee Benefit Plan prior to the Effective Time will have been paid, made or accrued on or before the Effective Time;(vi) no Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (A) coverage mandated by law, (B) death or retirement benefits under any qualified Employee Benefit Plan, (C) deferred compensation benefits reflected on the books of the Company or (D) arrangements listed on
      Schedule 3.1(j); (vii) except as disclosed in Schedule 3.1(j), the execution and performance of this Agreement will not (A) constitute a stated triggering event under any Employee Benefit Plan that will result in any payment (whether of severance pay or otherwise) becoming due from the Company or any of the Company's Subsidiaries to any officer, employee, or former employee (or dependents of such employee or former employee), or
      (B) accelerate the time of payment to or vesting of, or increase the amount of, compensation due to any employee, officer or director of the Company or any Subsidiary of the Company; and (viii) except as disclosed in Schedule 3.1(j), any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any Subsidiary of the Company or any of their affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Employee Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

            (k) EMPLOYMENT AGREEMENTS. Except as set forth on Schedule 3.1(k) delivered to Parent by the Company prior to the execution of this Agreement, there exists (i) no union, guild or collective bargaining agreement to which the Company or any Subsidiary is a party, (ii) no employment, consulting or severance agreement between the Company or any Subsidiary of the Company and any Person (except for consulting agreements that individually, and in the aggregate, are not material to the Company), and (iii) no employment, consulting, severance or indemnification agreement or other agreement or plan to which the Company or any Subsidiary is a party that would be altered or result in any bonus, golden parachute, severance or other payment or obligation to any Person, or result in any acceleration of the time of payment or in the provision or vesting of any benefits, as a result of the execution or performance of this Agreement or as a result of the Merger or the other transactions contemplated hereby.

            (l) TAXES.

                  (i) Each material Tax Return required to be filed by or on behalf of the Company and each material Tax Return required to be filed by or on behalf of the Company's Subsidiaries or any predecessor entities with any Governmental Entity with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) has been or will be filed on or before the applicable due date, and (ii) has been, or will be when filed, prepared in all material respects in compliance with all applicable laws, regulations, orders, judgments and decrees. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

                  (ii) The Company Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the date of the Company Balance Sheet in accordance with US GAAP. The Company and its Subsidiaries will establish, in the ordinary course of business and consistent with their past practices, reserves adequate for the payment of all Taxes that accrue during the period from September 30, 1998 through the Closing Date. Since the date of the Company Balance Sheet, neither the Company nor any of its Subsidiaries has incurred any material liability (accrued, unaccrued, matured, unmatured, contingent or otherwise) for any Tax other than in the ordinary course of its business.

                  (iii) Except as set forth on Schedule 3.1(l)(iii) delivered to Parent by the Company prior to the execution of this Agreement, no Company Return has ever been examined or audited by any Governmental Entity. No extension or waiver of the limitation period applicable to any Company Returns has been granted (by the Company, any Subsidiary of the Company or any other Person), and no such extension or waiver has been requested from the Company or any Subsidiary of the Company.

                  (iv) No claim or action, suit, proceeding or arbitration is pending or, to the knowledge of the Company, has been threatened against or with respect to the Company or any Subsidiary of the Company in respect of any material Tax. No claim has ever been made by an authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company or any Subsidiary of the Company with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company or any Subsidiary of the Company and with respect to which adequate reserves for payment have been established on the Company Balance Sheet). There are no liens or other security interests for material Taxes upon any of the assets of the Company or any Subsidiary of the Company except liens for current Taxes not yet due and payable. Neither the Company nor any Subsidiary of the Company has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). Neither the Company nor any Subsidiary of the Company has been, and neither the Company nor any Subsidiary of the Company will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (v) There is no contract or arrangement covering any employee or independent contractor or former employee or independent contractor of the Company or any Subsidiary of the Company that, considered individually or considered collectively with any other such contracts and arrangements, could reasonably be expected to give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162 of the Code (or any comparable provision under state or foreign Tax laws).

      Neither the Company nor any Subsidiary of the Company is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract or arrangement.

                  (vi) For purposes of this Agreement, the following terms shall have the following meanings:

                        "Tax" means any tax (including any income tax, franchise
            tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, AD VALOREM tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty) or deficiency, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Entity.

                        "Tax Return" means any return (including any information
            return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any applicable laws, regulations, orders, judgments and decrees relating to any Tax.

            (m) ABSENCE OF UNDISCLOSED LIABILITIES. Except with respect to environmental matters (which are covered in Section 3.1(h)(ii) hereof) and FDA-related regulatory matters (which are covered in Section 3.1(g) hereof), neither the Company nor any of its Subsidiaries has any indebtedness or liability, absolute or contingent, accrued, unaccrued, matured or unmatured, direct or indirect, except for: (a) liabilities identified as such in the "liabilities" column on the Company Balance Sheet or in the notes thereto; (b) liabilities described on Schedule 3.1(m) delivered to Parent by the Company prior to the execution of this Agreement; (c) liabilities incurred or accrued in the ordinary course of business (including liens of current taxes and assessments not in default) since September 30, 1998; and (d) liabilities that, individually and in the aggregate, are immaterial in amount. Except as reserved on the Company Balance Sheet or shown in Schedule 3.1(m), neither the Company nor any of its Subsidiaries is directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any material debt, obligation or dividend of any Person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

            (n) PATENTS, TRADEMARKS, ETC. Except as referenced in Schedule 3.1(n) delivered to Parent by the Company prior to the execution of this Agreement, the Company and its Subsidiaries have obtained or applied for all material patents, trademarks, trade names, service marks and copyrights, maintained all material trade secrets and obtained all licenses and other proprietary intellectual property rights and licenses as are necessary in connection with the businesses of the Company and its Subsidiaries. Except as referenced in Schedule 3.1(n), the Company does not have any knowledge of any conflict with the intellectual property rights of the Company or any of its Subsidiaries by others which, insofar as reasonably can be foreseen, could have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole. Except as referenced in Schedule 3.1(n), the Company does not have any knowledge of any conflict by the Company or any of its Subsidiaries with the intellectual property rights of others which, insofar as reasonably can be foreseen, could have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole.

            (o) TRANSACTIONS WITH DIRECTORS, OFFICERS AND AFFILIATES. Except as disclosed in Schedule 3.1(o) delivered by the Company to Parent prior to the execution of this Agreement or in the Company Commission Filings filed with the Commission prior to the date hereof, since January 1, 1996, there have been no transactions between the Company or any of its Subsidiaries and any director, officer, employee, stockholder or "Affiliate" (as defined in Rule 405 under the Securities Act of 1933, as amended (the "Securities Act")) of the Company or any of its Subsidiaries, including, without limitation, loans, guarantees or pledges to, by or for the Company or any of the Company's Subsidiaries from, to, by or for any of such Persons. Except as disclosed in such Schedule 3.1(o) or in the Company Commission Filings filed with the Commission prior to the date hereof, since January 1, 1996, none of the officers or directors of the Company or any of its Subsidiaries, and no spouse or relative of any of such Persons, has been a director or officer of, or has had any material direct or indirect interest in, any Person which during such period has been a supplier, customer or sales agent of the Company or any of its Subsidiaries or has competed with or been engaged in any business of the kind being conducted by the Company or any of its Subsidiaries. Schedule 3.1(o) identifies each Person who is or may be (in the reasonable judgment of the Company) an Affiliate of the Company as of the date of this Agreement.

            (p) BROKER'S OR FINDER'S FEE. Except for Morgan Stanley & Co. Incorporated (whose fees and expenses as financial advisors to the Company will be paid by the Company in accordance with the Company's agreement with such firm, a true and correct copy of which has been previously delivered to Parent by the Company), no agent, broker, Person or firm acting on behalf of the Company or any of its Subsidiaries is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

            (q) OPINION OF FINANCIAL ADVISOR. The Company has received the opinion of Morgan Stanley & Co. Incorporated, dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of Company Common Stock.

            (r) VOTE REQUIRED. The approval of the Merger by the affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to cast is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the transactions contemplated hereby. Holders of Company Common Stock will not have any appraisal rights or similar rights in connection with the Merger or any of the other transactions contemplated hereby.

            (s) MATERIAL CONTRACTS. Schedule 3.1(s) delivered to Parent by the Company prior to the execution of this Agreement lists all material contracts and agreements to which, as of the date hereof, the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or under which the Company or any Subsidiary has or may acquire any rights, which were not filed prior to the date hereof as exhibits to the Company Commission Filings, which involve or relate to (i) obligations of the Company or any Subsidiary for borrowed money or other indebtedness where the amount of such obligations exceeds $100,000 individually, (ii) the lease by the Company or any Subsidiary, as lessee or lessor, of real property for rent of more than $100,000 per annum, (iii) the purchase or sale of goods (other than raw material to be purchased by the Company on terms that are customary and consistent with the past practice of the Company and in amounts and at prices substantially consistent with past practices of the Company) or services with an aggregate minimum purchase price of more than $100,000 per annum, (iv) rights to manufacture and/or distribute any Pharmaceutical Product which accounted for more than $100,000 of the consolidated revenues of the Company and its Subsidiaries during the fiscal year ended December 31, 1998 or under which the Company or any Subsidiary received or paid license or other fees in excess of $100,000 during any year, (v) the purchase or sale of assets or properties not in the ordinary course of business having a purchase price in excess of $100,000, (vi) the right (whether or not currently exercisable) to use, license (including any "in-license" or "outlicense"), sublicense or otherwise exploit any intellectual property right or other proprietary asset of the Company or of any of Subsidiary of the Company or any other Person which, when considered together with all such other rights, is material to the Company; (vii) any material collaboration or joint venture or similar arrangement; (viii) the restriction on the right or ability of the Company or any Subsidiary of the Company (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, (C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person; (ix) any currency hedging; or (x) individual capital expenditures or commitments in excess of $100,000. All such contracts and agreements are duly and validly executed by the Company or such Subsidiary, and are in full force and effect. Neither the Company nor any of its Subsidiaries has violated or breached, or committed any default under, any contract or agreement, and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any contract or agreement, which violation, breach or default (alone or in combination with other violations, breaches or defaults under such contract or agreement or under other contracts or agreements) has had or may reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. No event has occurred which, after notice or the passage of time or both, would constitute a default by the Company or any Subsidiary of the Company under any contract or agreement or give any Person the right to (A) declare a default or exercise any remedy under any contract or agreement, (B) receive or require a rebate, chargeback, penalty or change in delivery schedule under any contract or agreement, (C) accelerate the maturity or performance of any contract or agreement, or (D) cancel, terminate or modify any contract or agreement, in each case which, together with all other events of the types referred to in clauses (A), (B), (C) and (D) of this sentence has had or may reasonably be expected to have a material adverse effect on the Company or any of its Subsidiaries taken as a whole. Except as disclosed on Schedule 3.1(s), all such contracts and agreements will continue, after the Effective Time, to be binding in accordance with their respective terms until their respective expiration dates. As soon as practicable after the date hereof, the Company shall provide Parent with a list of all leases for real property for rent of more than $30,000 per annum which are not listed on Schedule 3.1(s).

            (t) ACCOUNTING MATTERS. The Company knows of no reasons why the Merger will not be capable of being treated as a pooling of interest transaction under APB 16. Neither the Company nor any of its Subsidiaries nor (to the Company's knowledge) any other Affiliate of the Company has taken any action that will prevent the Merger from being recorded as a pooling of interest transaction under APB 16.

            (u) TAX TREATMENT. Neither the Company nor any of its Subsidiaries has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            (v) CERTAIN BUSINESS PRACTICES. Neither the Company nor any of its Subsidiaries nor (to the knowledge of the Company) any director, officer, agent or employee of the Company or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or
      (iii) made any other unlawful payment.

            (w) GOVERNMENTAL AUTHORIZATIONS. The Company and its Subsidiaries hold all permits, consents, approvals, variances, licenses, registrations and other governmental authorizations necessary to enable them to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to hold such permits, consents, approvals, variances, licenses, registrations and other governmental authorizations, when considered together with all such other failures, has not had and would not reasonably be expected to have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole. All such permits, consents, approvals, variances, licenses, registrations and other governmental authorizations are valid and in full force and effect except where the failure to be valid and in full force and effect, when considered together with all other such failures, has not had and would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. The Company and its Subsidiaries are, and at all times since January 1, 1996 have been, in substantial compliance with the terms and requirements of such permits, consents, approvals, variances, licenses, registrations and other governmental authorizations, except where the failure, when considered together with all such other failures, to be in compliance with the terms and requirements of such permits, consents, approvals, variances, licenses, registrations and other governmental authorizations has not had and would not reasonably be expected to have a material adverse effect on the Condition of the Company and its Subsidiaries taken as a whole. Neither the execution, delivery or performance of this Agreement or the Share Option Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement and the Share Option Agreement will (with or without notice or lapse of time) give any Governmental Entity or other Person the right to revoke, withdraw, suspend, cancel, terminate or modify: (i) any material grant, incentive, subsidy, provided to the Company or any of its Subsidiaries; or
      (ii) any material permit, consent, approval, variance, license, registration or other governmental authorization.

            (x) INSURANCE. The Company has made available to Parent a summary of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries. Each of such insurance policies is in full force and effect. Since January 1, 1996, neither the Company nor any of its Subsidiaries has received any notice or other communication regarding any actual or possible (i) cancellation or invalidation of any material insurance policy, (ii) refusal of any coverage or rejection of any material claim under any insurance policy, or (iii) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Schedule 3.1(x) delivered to Parent by the Company prior to the execution of this Agreement, there is no pending workers' compensation or other claim under or based upon any insurance policy of the Company or any of its Subsidiaries other than claims incurred in the ordinary cause of business.

            (y) Y2K COMPLIANCE. To the knowledge of the Company and its Subsidiaries, except as set forth in Schedule 3.1(y) delivered to Parent by the Company prior to the execution of this Agreement, each computer, computer program and other item of software (whether installed on a computer or on any other piece of equipment, including firmware) that is owned, licensed or used by the Company or any of its Subsidiaries for its internal business operations is Year 2000 Compliant. Except as set forth in Schedule 3.1(y) delivered to Parent by the Company prior to the execution of this Agreement, the Company and each of its Subsidiaries has conducted sufficient Year 2000 compliance testing for each computer, computer program and item of software referred to in the preceding sentence to be able to determine whether such computer, computer program or item of software is Year 2000 Compliant, and to the Company's knowledge, each of the Company's principal suppliers' products or services provided by such suppliers to the Company and its Subsidiaries is Year 2000 Compliant except, in each case where the failure to be Year 2000 Compliant, when considered together with all such other failures, would not reasonably be expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. A computer, computer program or other item of software will be deemed "Year 2000 Compliant" only if: (i) the functions, calculations, and other computing processes of such computer, program or software (collectively, "Processes") perform in a consistent and correct manner without interruption regardless of the date on which the Processes are actually performed and regardless of the date input to the applicable computer system (whether before, on, or after January 1, 2000); (ii) such computer, program or software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used (whether before, on, or after January 1, 2000); (iii) such computer, program or software accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined and appropriate manner; (iv) such computer, program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) leap years are determined by the following standard: (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

            (z) SUPPLY. To the knowledge of the Company, there are no circumstances or facts concerning third party suppliers of active ingredients, bulk product and finished product to the Company or any of its Subsidiaries (as they relate to DaunoXome, AmBisome or MiKasome) that would have a material adverse effect on the continued and timely supply of such materials.

            (aa) RECEIVABLES. Except as set forth in Schedule 3.1(aa) delivered to Parent by the Company prior to the execution of this Agreement, all existing accounts receivable of the Company and its Subsidiaries (including those accounts receivable reflected on the Company Balance Sheet that have not yet been collected and those accounts receivable that have arisen since September 30, 1998 and have not yet been collected) represent valid obligations of customers of the Company and its Subsidiaries arising from bona fide transactions entered into in the ordinary course of business. Annexed to such Schedule 3.1(aa) is an accounts receivable aging report as of December 31, 1998 which report is true and complete in all material respects.

            SECTION 3.2. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB. Parent and Sub represent and warrant to the Company as follows:

            (a) DUE ORGANIZATION, GOOD STANDING AND POWER. Each of Parent and its Subsidiaries (including Sub) is a corporation duly organized, validly existing and in good standing (where applicable) under the laws of its jurisdiction of incorporation and each such corporation has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Parent and its Subsidiaries is duly qualified or licensed to do business and is in good standing (where applicable) in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing (where applicable) would not have a material adverse effect on the Condition of Parent and its Subsidiaries taken as a whole.

            (b) AUTHORIZATION AND VALIDITY OF AGREEMENT. Each of Parent and Sub has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to obtaining any necessary stockholder approval of the issuance of Parent Shares in the Merger, to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Sub, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the approval of the issuance of Parent Shares in the Merger by Parent's stockholders in accordance with the rules of the National Association of Securities Dealers, Inc., and no other corporate action on the part of either of Parent or Sub is necessary to authorize the execution, delivery and performance of this Agreement by each of Parent and Sub and the consummation of the transactions contemplated hereby (other than the approval of the issuance of Parent Shares in the Merger in accordance with the rules of the National Association of Securities Dealers, Inc.). This Agreement has been duly executed and delivered by each of Parent and Sub and is a valid and binding obligation of each of Parent and Sub, enforceable against each of Parent and Sub in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

            (c) CAPITALIZATION. (i) The authorized capital stock of Parent consists of 5,000,000 shares of preferred stock (of which 400,000 shares have been designated Series A Junior Participating Preferred Stock and 1,133,786 shares have been designated Series B Preferred Stock) and 60,000,000 Parent Shares. As of January 31, 1999, (i) there were no shares of Series A Junior Participating Preferred Stock, 1,133,786 shares of Series B preferred stock and 30,775,227 Parent Shares issued and outstanding and (ii) options to subscribe for an aggregate of 4,518,120 Parent Shares were outstanding. All such issued and outstanding Parent Shares and all Parent Shares issued in connection with the Merger have been, or will be, as the case may be, duly authorized and validly issued in compliance with applicable securities laws as fully paid or credited as fully paid and were not and, in the case of Parent Shares issued in connection with the Merger, will not have been, issued in violation of any preemptive right. None of the outstanding shares of Parent Common Stock is subject to any right of first refusal or similar right of Parent or any of its Subsidiaries, and, except as set forth in Schedule 3.2(c) delivered to the Company by Parent prior to the execution of this Agreement, there is no contract or arrangement relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any Parent Shares and Parent is under no obligation, nor is it bound by any contract or arrangement pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Parent Shares. Except as set forth in this Section 3.2(c) or on Schedule 3.2(c) delivered to the Company by Parent and except for changes since January 31, 1999 resulting from the granting or exercise of options or stock purchase rights under any applicable Parent Employee Benefit Plan (defined below) or the conversion of shares of convertible preferred stock into Parent Shares, (i) there is no capital stock of Parent authorized, issued or outstanding and (ii) there are not as of the date hereof, and at the Effective Time there will not be, any outstanding options, warrants, rights, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities, or other commitments, contingent or otherwise, relating to Parent Shares or any other capital stock of Parent, pursuant to which Parent is or may become obligated to issue, sell, grant or purchase, redeem or otherwise acquire Parent Shares or any other capital stock or securities convertible into, exchangeable for, or evidencing the right to subscribe for, any capital stock of Parent.

                  (ii) All of the outstanding shares of capital stock of each of Parent's Subsidiaries (other than directors' qualifying shares), except for corporate Subsidiaries with no material assets or liabilities, contingent or otherwise, have been validly issued as fully paid or credited as fully paid, were not issued in violation of any preemptive rights and are beneficially owned, directly or indirectly, by Parent, free and clear of all liens, encumbrances, options or claims whatsoever.

            (d) CONSENTS AND APPROVALS; NO VIOLATIONS. Assuming that (i) the filings required under the HSR Act are made and the waiting period thereunder has been terminated or has expired; (ii) the filing of the Joint Proxy Statement is made; (iii) the Registration Statement is declared effective; (iv) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the laws of the State of Delaware is made; (v) approval of the issuance of Parent Shares in the Merger by a majority of the total votes cast at the Parent Stockholders' Meeting (as defined in Section 4.7(b)) is obtained; and (vi) any applicable state securities or Blue Sky laws are complied with, the execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated hereby will not: (1) violate any provision of the Certificate of Incorporation or Bylaws of Parent or the Certificate of Incorporation or By-Laws of Sub, or any resolution adopted by the stockholders of Parent or the Board of Directors of Parent or Sub or any committee thereof; (2) to the knowledge of Parent and Sub, violate any statute, ordinance, rule, regulation, order or decree of any court or of any governmental or regulatory body, agency or authority applicable to Parent or any of its Subsidiaries or by which any of their respective properties or assets may be bound, including, without limitation, any consent decrees, court orders or judgments; (3) require any filing with, or permit, consent or approval of, or the giving of any notice to any Governmental Entity; or (4) except as set forth on
      Schedule 3.2(d) delivered to the Company by Parent prior to the execution of this Agreement, result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, agreement, lease or other instrument or obligation to which Parent or any of its Subsidiaries is a party, or by which it or any of their respective properties or assets may be bound or under which Parent or any of its Subsidiaries has or may acquire any rights, excluding from the foregoing clauses (2), (3) and (4) filings, permits, consents, approvals and notices, the absence of which, and violations, breaches, defaults, conflicts and liens which, in the aggregate, would not have a material adverse effect on the Condition of Parent and its Subsidiaries taken as a whole.

            (e) PARENT REPORTS AND FINANCIAL STATEMENTS; ACCOUNTING Records. (i) Since January 1, 1996, Parent has filed all forms, reports and documents with the Commission required to be filed by it pursuant to the U.S. federal securities laws and the rules and regulations promulgated thereunder, and, except for preliminary filings, all such forms, reports and documents filed with the Commission have complied in all material respects with all applicable requirements of the U.S. federal securities laws and the Commission rules and regulations promulgated thereunder. Parent has heretofore made available to the Company true and complete copies of all forms, reports, registration statements and other filings filed by the Company with the Commission since January 1, 1996 (such forms, reports, registration statements and other filings, together with any amendments thereto, but excluding any preliminary filings, are sometimes collectively referred to as the "Parent Commission Filings"). As of their respective dates, the Parent Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (ii) The audited consolidated financial statements included in the Parent Commission Filings comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the Commission with respect thereto, were prepared in accordance with US GAAP (as in effect from time to time), applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the results of their operations and cash flows and changes in stockholders' equity, as the case may be, for the periods then ended. The unaudited interim financial statements included in the Parent Commission Filings comply as to form in all material respects with applicable accounting regulations and with the rules and regulations of the Commission with respect thereto, were prepared in accordance with US GAAP (as in effect from time to time) applied on a basis consistent with the basis on which the audited financial statements referred to in the preceding sentence were prepared (except as may be indicated therein or in the notes or schedules thereto) and fairly present the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the results of their operations and cash flows and changes in stockholders' equity, as the case may be, for the periods then ended subject to normal and recurring year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder.

                  (iii) The audited consolidated financial statements of Parent as of and for the year ended December 31, 1998 delivered to the Company by Parent prior to the execution of this Agreement comply as to form in all material respects with applicable accounting requirements, were prepared in accordance with US GAAP applied on a basis consistent with the basis on which the financial statements referred to in Section 3.2(e)(ii) were prepared and fairly present in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of December 31, 1998, and the results of their operations and cash flows and changes in stockholders' equity for the year ended December 31, 1998.

                  (iv) Parent and its Subsidiaries keep proper accounting records in which all material assets and liabilities, and all material transactions, of Parent and its Subsidiaries are recorded in conformity with applicable accounting principles. No part of Parent's or any Subsidiary's accounting system or records, or access thereto, is under the control of a Person who is not an employee of Parent or such Subsidiary.

            (f) ABSENCE OF CERTAIN CHANGES. Except as disclosed on Schedule 3.2(f) delivered to the Company by Parent, since December 31, 1998: (i) there has not been any material adverse change in the Condition of Parent and its Subsidiaries taken as a whole; (ii) the businesses of Parent and its Subsidiaries have been conducted in all material respects only in the ordinary course; and (iii) Parent and its Subsidiaries have not, other than in the ordinary course of business, increased the compensation of any officer or granted any general salary or benefits increase to their employees.

            (g) COMPLIANCE WITH LAWS. (i) GENERAL. Except with respect to FDA-related regulatory matters (which are covered by Section 3.2(q) hereof) and environmental matters (which are covered by Section 3.2(g)(ii) below), Parent and its Subsidiaries are, and at all times since January 1, 1996 have been, in compliance with all applicable laws, regulations, orders, judgments and decrees, except where the failure to so comply would not have a material adverse effect on the Condition of Parent and its Subsidiaries taken as a whole. Since January 1, 1996, neither Parent nor any of its Subsidiaries has received any notice or other communication from any Governmental Entity or other Person regarding any actual or possible material violation of, or material failure to comply with, any law, regulation, order, judgment or decree.

                  (ii) ENVIRONMENTAL MATTERS. Except to the extent that the inaccuracy of any of the following (or the circumstances giving rise to such inaccuracy), individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the Condition of Parent and its Subsidiaries taken as a whole (after taking into account any reserves therefor reflected in the audited consolidated balance sheet of Parent as of December 31, 1998) or as set forth on Schedule 3.2(g)(ii) delivered to the Company by Parent prior to the execution of this Agreement (none of which scheduled items are expected to have a material adverse effect on the Condition of the Parent and its Subsidiaries taken as a whole):

                              (A) Parent and its Subsidiaries are and have been
                  at all relevant times in compliance with all applicable Environmental Laws and any permits, authorizations, licenses and certificates issued by any governmental regulatory authority or entity pursuant to Environmental Laws;

                              (B) Parent and its Subsidiaries have obtained, or
                  made timely application for, all permits required for their operations under Environmental Laws;

                              (C) there have been no Releases of any Hazardous
                  Materials for which the Parent or any of its Subsidiaries is liable or, to Parent's or any of its Subsidiaries' knowledge, may be held liable, at any location, and there are no uncontrolled Hazardous Materials present in the environment or, to Parent's or any of its Subsidiaries' knowledge, imminent threatened Releases of Hazardous Materials into the environment at any of Parent's or its Subsidiaries' facilities; and

                              (D) neither Parent nor its Subsidiaries have
                  received any written notice that it is or may be liable for cleanup or other costs relating to environmental matters as a result of (1) any Hazardous Materials in the environment at any facility owned or operated by Parent or its Subsidiaries or (2) the off-site disposal of

                  Hazardous Materials generated by Parent or its Subsidiaries at any of its facilities.

            (h) LITIGATION. Except as disclosed in Parent Commission Filings filed with the Commission prior to the date hereof or as set forth on
      Schedule 3.2(h) delivered to the Company by Parent, there is no action, suit or proceeding at law or in equity, or any arbitration or any administrative or other proceeding by or before (or to the knowledge of Parent any investigation by) any governmental or other instrumentality or agency, pending, or, to the knowledge of Parent, threatened, against or affecting Parent or any of its Subsidiaries, or any of their properties or rights which if adversely determined would be reasonably likely to have a material adverse effect on the Condition of Parent and its Subsidiaries taken as a whole. Except as disclosed in Parent Commission Filings filed with the Commission prior to the date hereof, neither Parent nor any of its Subsidiaries is subject to any judgment, order or decree entered in any lawsuit, proceeding or arbitration which is reasonably likely to have a material adverse effect on the Condition of Parent and its Subsidiaries taken as a whole or on the ability of Parent or any Subsidiary of Parent to conduct its business as presently conducted.

            (i) TAXES. Each material Tax Return required to be filed by or on behalf of Parent and each material Tax Return required to be filed by or on behalf of Parent's Subsidiaries with any Governmental Entity with respect to any taxable period ending on or before the Closing Date (the "Parent Returns") (a) has been or will be filed on or before the applicable due date, and (b) has been, or will be when filed, prepared in all material respects in compliance with all applicable laws, regulations, orders, judgments and decrees. All amounts shown on the Parent Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

                  (ii) Parent's audited consolidated balance sheet as of December 31, 1998 (the "Parent Balance Sheet") fully accrues all actual and contingent liabilities for Taxes with respect to all periods through December 31, 1998 in accordance with US GAAP. Parent and its Subsidiaries will establish, in the ordinary course of business and consistent with their past practices, reserves adequate for the payment of all Taxes that accrue during the period from December 31, 1998 through the Closing Date. Since December 31, 1998, neither Parent nor any of its Subsidiaries has incurred any material liability (accrued, unaccrued, matured, unmatured, contingent or otherwise) for any Tax other than in the ordinary course of its business.

                  (iii) No material Parent Return has ever been examined or audited by any Governmental Entity. No extension or waiver of the limitation period applicable to any material Parent Returns has been granted (by Parent, any Subsidiary of Parent or any other Person), and no such extension or waiver has been requested from Parent or any Subsidiary of Parent.

                  (iv) No claim or action, suit, proceeding or arbitration is pending or, to the knowledge of Parent, has been threatened against or with respect to Parent or any Subsidiary of Parent in respect of any material Tax. No claim has ever been made by an authority in a jurisdiction where Parent or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no unsatisfied liabilities for material Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent or any Subsidiary of Parent with respect to any material Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Parent or any Subsidiary of Parent and with respect to which adequate reserves for payment have been established on the Parent Balance Sheet). There are no liens or other security interests for material Taxes upon any of the assets of Parent or any Subsidiary of Parent except liens for current Taxes not yet due and payable. Neither Parent nor any Subsidiary of Parent has entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code (or any comparable provision of state or foreign Tax laws). Neither Parent nor any Subsidiary of Parent has been, and neither Parent nor any Subsidiary of Parent will be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code (or any comparable provision under state or foreign Tax laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

                  (v) There is no contract or arrangement covering any employee or independent contractor or former employee or independent contractor of Parent or any Subsidiary of Parent that, considered individually or considered collectively with any other such contracts and arrangements, could reasonably be expected to give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 162 of the Code (or any comparable provision under state or foreign Tax laws). Neither Parent nor any Subsidiary of Parent is, or has ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar contract or arrangement.

            (j) PARENT EMPLOYEE BENEFIT PLANS. Except to the extent that any of the following, either alone or in the aggregate, would not reasonably be expected to have a material adverse effect on the Condition of Parent and its Subsidiaries taken as a whole: (i) neither Parent nor its Subsidiaries nor, to Parent's knowledge, any of its or its Subsidiaries' directors, officers, employees or agents, with respect to any employee benefit plan, as defined in Section 3(3) of ERISA, and all other employee benefit programs and arrangements, including, without limitation, severance pay, salary continuation for disability, retirement, deferred or other executive compensation, bonus, stock purchase, hospitalization, medical insurance, and life insurance, maintained by Parent or its Subsidiaries or to which Parent or any such Subsidiary is obligated to contribute thereunder for current or former employees of Parent or its Subsidiaries (the "Parent Employee Benefit Plans") has engaged in or been a party to any "prohibited transaction", as such term is defined in Section 4975 of the Code or Section 406 of ERISA, which could result in the imposition of either a penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, in each case applicable to Parent or any of its Subsidiaries or any Parent Employee Benefit Plan; (ii) except as disclosed on Schedule 3.2(j) delivered to the Company by Parent prior to the execution of this Agreement, all Parent Employee Benefit Plans are and have been at all times in compliance in all respects with the applicable requirements prescribed by all statutes, orders, or governmental rules or regulations with respect to such Parent Employee Benefit Plans, including, but not limited to, ERISA and the Code (except for such requirements that are not required to be adopted as of the effective date of the applicable requirement) and, to the knowledge of Parent, there are no pending or threatened claims, lawsuits or arbitrations (other than routine claims for benefits), relating to any of the Parent Employee Benefit Plans, which have been asserted or instituted against Parent or any of its Subsidiaries, any Parent Employee Benefit Plan or the assets of any trust or group annuity contract for any Parent Employee Benefit Plan; (iii) each Parent Employee Benefit Plan intended to be qualified under Section 401(a) of the Code has heretofore been determined by the IRS to be so qualified whether by determination letter or otherwise; (iv) neither Parent nor any of its Subsidiaries or any trade or business which, together with Parent and its Subsidiaries, is treated as a single employer under Section 414(t) of the Code (a "Parent ERISA Affiliate") has, or at any time within the last six years has had, an obligation to contribute to a "defined benefit plan" as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or
      Section 412 of the Code, a "multiemployer plan" within the meaning of
      Section 3(37) or 4001(a)(13) of ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of ERISA or
      Section 413(c) of the Code; (v) all (A) insurance premiums required to be paid with respect to, (B) benefits, expenses, and other amounts due and payable under and (C) contributions, transfers, or payments required to be made to, any Parent Employee Benefit Plan prior to the Effective Time will have been paid, made or accrued on or before the Effective Time;(vi) no Parent Employee Benefit Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (A) coverage mandated by law, (B) death or retirement benefits under any qualified Parent Employee Benefit Plan, or
      (C) deferred compensation benefits reflected on the books of Parent or (D) arrangements listed on Schedule 3.2(j); (vii) except as disclosed in
      Schedule 3.2(j), the execution and performance of this Agreement will not
      (A) constitute a stated triggering event under any Parent Employee Benefit Plan that will result in any payment (whether of severance pay or otherwise) becoming due from Parent or any of Parent's Subsidiaries to any officer, employee, or former employee (or dependents of such employee), or
      (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any employee, officer or director of Parent or any Subsidiary of Parent; and (viii) except as disclosed in Schedule 3.2(j), any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Parent or any Subsidiary of Parent or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation
      Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Parent Employee Benefit Plan currently in effect would not be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code).

            (k) PATENTS, TRADEMARKS, ETC. Except as referenced in Schedule 3.2(k) provided by Parent to the Company prior to the execution of this Agreement, Parent and its Subsidiaries have obtained or applied for all material patents, trademarks, trade names, service marks and copyrights, maintained all material trade secrets and obtained all material licenses and other proprietary intellectual property rights and licenses and other proprietary intellectual property rights as are necessary in connection with the businesses of Parent and its Subsidiaries. Except as referenced in Schedule 3.2(k), Parent does not have any knowledge of any conflict with the intellectual property rights of Parent or any of its Subsidiaries by others or any knowledge of any conflict by Parent or any of its Subsidiaries with the intellectual property rights of others which, insofar as reasonably can be foreseen, could have a material adverse effect on the Condition of Parent and its Subsidiaries taken as a whole.

            (l) BROKER'S OR FINDER'S FEE. Except for J.P. Morgan Securities, Inc. (whose fees and expenses as financial advisor to Parent will be paid by Parent in accordance with Parent's agreement with such firm), no agent, broker, Person or firm acting on behalf of Parent or Sub is, or will be, entitled to any fee, commission or broker's or finder's fees from any of the parties hereto, or from any Person controlling, controlled by, or under common control with any of the parties hereto, in connection with this Agreement or any of the transactions contemplated hereby.

            (m) ACCOUNTING MATTERS. Parent knows of no reason why the Merger will not be capable of being treated as a pooling of interest transaction under APB 16. Neither Parent nor any of its Subsidiaries nor to its knowledge any other Affiliate of Parent has taken any action that will prevent the Merger from being recorded as a pooling of interest transaction under APB 16.

            (n) TAX TREATMENT. Neither Parent nor any of its Subsidiaries has taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

            (o) OPERATIONS OF SUB. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other material business activities and has conducted its operations only as contemplated hereby.

            (p) ABSENCE OF UNDISCLOSED LIABILITIES. Except with respect to environmental matters (which are covered in Section 3.2 (g)(ii) hereof) and FDA-related regulatory matters (which are covered in Section 3.2(q) hereof), Parent does not have any indebtedness or liability except for (a) liabilities identified as such in the "liabilities" column on the Parent Balance Sheet or in the notes thereto; (b) liabilities described in Parent Commission Filings filed with the Commission prior to the date hereof or on Schedule 3.2(p) delivered to the Company by Parent prior to the execution of this Agreement; (c) liabilities incurred or accrued in the ordinary course of business (including liens of current taxes and assessments not in the default) since December 31, 1998; and (d) liabilities that, individually and in the aggregate, are immaterial in amount. Except as reserved on the Parent Balance Sheet or shown in
      Schedule 3.2(p), neither Parent nor Sub is directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any material debt, obligation or dividend of any Person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

            (q) REGULATORY COMPLIANCE. (i) As to each Pharmaceutical Product that is manufactured, tested, distributed and/or marketed by Parent or any of its Subsidiaries, such product is being manufactured, tested, distributed and/or marketed in substantial compliance with all applicable requirements under FDCA and similar state and foreign laws and regulations, including but not limited to those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security.

                  (ii) As to each drug manufactured, marketed, sold or licensed by Parent in the United States for which an NDA and similar state or foreign regulatory filings, has been approved or an IND has been submitted to the FDA and become effective, Parent and its Subsidiaries are in substantial compliance with 21 U.S.C. ss.ss. 355 or 357 or 21 C.F.R. Parts 312, 314 or 430 ET SEQ., 512, or 514 ET SEQ., respectively, and similar state and foreign laws and regulations and all terms and conditions of such applications. As to each such drug, Parent and any relevant Subsidiary, and the officers, employees or agents of Parent or such Subsidiary have included in the application for such drug, where required, the certification described in 21 U.S.C. ss. 335a(k)(1) or any similar state or foreign law or regulation and the list described in 21 U.S.C. ss. 335a(k)(2) or any similar state or foreign law or regulation, and such certification and such list was in each case true and accurate when made and remained true and accurate thereafter. In addition, Parent and its Subsidiaries are in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. ss. 360 and 21 C.F.R. Part 207 and all similar state and foreign laws and regulations.

                  (iii) Each article of drug manufactured and/or distributed by Parent or any of its Subsidiaries is not adulterated within the meaning of 21 U.S.C. ss. 351 (or similar state or foreign laws or regulations) or misbranded within the meaning of 21 U.S.C. ss. 352 (or similar state or foreign laws or regulations), and is not a product that is in violation of 21 U.S.C. ss. 355 (or similar state or foreign laws or regulations).

                  (iv) Except as set forth in Schedule 3.2(q)(iv) delivered to the Company by Parent prior to the execution of this Agreement, all manufacturing operations of Parent and its Subsidiaries in the United States have been and are being conducted in substantial compliance with the good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211 and similar state or foreign regulations.

                  (v) Except as disclosed in the Parent Commission Filings filed with the Commission prior to the date hereof, neither Parent nor any of its Subsidiaries has received any written notice that the FDA or any other state or foreign regulatory authority has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of Parent or any of its Subsidiaries, or commenced, or overtly threatened to initiate, any action to enjoin production at any facility of Parent or any of its Subsidiaries.

                  (vi) Neither Parent, nor any of its Subsidiaries, nor any officer, employee or agent of either Parent or any of its Subsidiaries has made an untrue statement of a material fact or fraudulent statement to the FDA or any state or foreign regulatory authority, failed to disclose a material fact required to be disclosed to the FDA or any state or foreign regulatory authority, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA or any state or foreign regulatory authority to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or any similar policy. Neither Parent nor any of its Subsidiaries, nor any officer, employee or agent of either Parent or any of its Subsidiaries, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. ss. 335a(a) or any similar state or foreign law or regulation or authorized by 21 U.S.C. ss. 335a(b) or any similar state or foreign law or regulation.

            (r) CERTAIN BUSINESS PRACTICES. Neither Parent nor any of its Subsidiaries nor (to the knowledge of Parent) any director, officer, agent or employee of Parent or any of its Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

            (s) GOVERNMENTAL AUTHORIZATIONS. Parent and its Subsidiaries hold all permits, consents, approvals, variances, licenses, registrations and other governmental authorizations necessary to enable them to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to hold such permits, consents, approvals, variances, licenses, registrations and other governmental authorizations has not had and would not reasonably be expected to have a material adverse effect on the Condition of Parent and its Subsidiaries taken as a whole. All such permits, consents, approvals, variances, licenses, registrations and other governmental authorizations are valid and in full force and effect except where the failure to be valid and in full force and effect, when considered together will all other such failures, has not had and would not reasonably be expected to have a material adverse effect on the Condition of Parent and its Subsidiary taken as a whole. Parent and its Subsidiaries are, and at all times since January 1, 1996 have been, in substantial compliance with the terms and requirements of such permits, consents, approvals, variances, licenses, registrations and other governmental authorizations, except where the failure to be in compliance with the terms and requirements of such permits, consents, approvals, variances, licenses, registrations and other governmental authorizations has not had and would not reasonably be expected to have a material adverse effect on the Condition of Parent and its Subsidiaries taken as a whole. Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger or any of the other transactions contemplated by this Agreement will (with or without notice or lapse of time) give any Governmental Entity or other Person the right to revoke, withdraw, suspend, cancel, terminate or modify: (i) any material grant, incentive, subsidy provided to Parent or any of its Subsidiaries or (ii) any material permit, consent, approval, variance, license, registration or other governmental authorization.

            (t) Y2K COMPLIANCE. To the knowledge of Parent and its Subsidiaries, except as set forth in Schedule 3.2(t) delivered to the Company by Parent prior to the execution of this Agreement, each computer, computer program and other item of software (whether installed on a computer or on any other piece of equipment, including firmware) that is owned, licensed or used by Parent or any of its Subsidiaries for its internal business operations is Year 2000 Compliant. Except as set forth in Schedule 3.2(t) delivered to the Company by Parent prior to the execution of this Agreement, Parent and each of its Subsidiaries has conducted sufficient Year 2000 compliance testing for each computer, computer program and item of software referred to in the preceding sentence to be able to determine whether such computer, computer program or item of software is Year 2000 Compliant, and to Parent's knowledge each of Parent's principal supplier's products or services provided by such suppliers to Parent and its Subsidiaries is Year 2000 Compliant except, in each case where the failure to be Year 2000 Compliant would not reasonably be expected to have a material adverse effect on the Condition of Parent and its Subsidiaries taken as a whole.

                                   ARTICLE IV.

                     CONDUCT OF BUSINESS; TRANSACTIONS PRIOR

                     TO CLOSING DATE; ADDITIONAL AGREEMENTS

            SECTION 4.1. CONDUCT OF BUSINESS OF THE COMPANY. The Company agrees that, except as expressly permitted, required or contemplated by this Agreement or otherwise consented to or approved in writing by Parent, during the period commencing on the date hereof and ending on the Closing Date:

            (a) The Company and each of its Subsidiaries will conduct their respective operations in all material respects only according to their ordinary and usual course of business and will use their reasonable efforts to preserve intact their respective business organizations, keep available the services of their directors, officers and employees, preserve in full force and effect all material licenses and approvals held by them and maintain satisfactory relationships with suppliers, distributors, clients and others having material business relationships with them;

            (b) Neither the Company nor any of its Subsidiaries will (i) make any change in or amendment to its Certificate of Incorporation or By-Laws or other charter or organizational documents; (ii) issue or sell any shares of its capital stock or share capital (other than in connection with the exercise of options granted under the Stock Option Plans and warrants or convertible securities outstanding on the date hereof or pursuant to the Stock Purchase Plan) or any other securities, or issue, sell or grant any securities exchangeable for or convertible into, or options (other than employee stock options to purchase no more than a total of 250,000 shares of Company Common Stock, which may be granted to employees in the ordinary course of business), warrants or rights to purchase or subscribe to, or enter into any arrangement or contract with respect to the issuance, grant or sale of, any shares of its capital stock or any of its other securities, or make any other changes in its capital structure; (iii) declare, pay or make any dividend or other distribution or payment with respect to, or split, combine, redeem or reclassify, any shares of its capital stock or other securities; (iv) make or authorize any capital expenditures in excess of those set forth in Schedule 4.1(b) delivered to Parent by the Company prior to the execution of this Agreement or in excess of $200,000, individually, or $1,000,000, in the aggregate; (v) enter into or amend in any material respect any other material contracts or commitments except for contracts and amendments made in the ordinary course of business, consistent with past practice and containing only normal and customary terms; (vi) acquire, lease or license any rights or other assets (other than as contemplated by clause (iv) above), other than in the ordinary course of business and consistent with past practice, or acquire, lease or license any rights or other assets having a value in an amount in excess of $200,000, individually, or $1,000,000, in the aggregate, or dispose of (including by way of sale, lease, license or encumbrance), other than in the ordinary course of business and consistent with past practice, a material amount of assets or release, relinquish or assign any material rights under any material contract; (vii) except as contemplated by this Agreement (including
      Section 2.5 hereof) or as may be required by law, establish, adopt, enter into, accelerate the vesting under or amend any employee or non-employee benefit plan or program, employment agreement, option, license agreement or retirement agreement, or pay any bonus or contingent compensation (except any bonuses or other payments required under any existing compensation programs or benefit plans or arrangements and severance payments under any existing severance plans in each case listed on
      Schedule 3.1(j)), or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to any of its directors, officers or employees (except that the Company may provide routine, reasonable salary increases to its non-officer employees in connection with the Company's customary employee review process); (viii) hire any employee with an annual base salary in excess of $100,000; (ix) change any of its sales policies, revenue recognition policies, product return policies, personnel policies or other business policies outside the ordinary course of business; (x) take or permit to be taken any action that would adversely affect its ability to consummate the Merger or the other transactions contemplated hereby or could preclude Parent from accounting for the Merger as a "pooling of interests"; (xi) take or permit to be taken any action that could reasonably be expected to prevent the Merger from constituting a reorganization within the meaning of Section 368(a) of the Code; (xii) make any material Tax election;
      (xiii) form or acquire any Subsidiary; (xiv) enter into any hedging, option or derivative or other similar transaction or any foreign exchange position or contract for the exchange of currency outside the ordinary course of business or inconsistent with past practices; (xv) suspend, terminate or otherwise discontinue or materially modify (except as required by a Governmental Entity) any planned or ongoing clinical trials or similar activities relating to DaunoXome, AmBisome,

      MiKasome, NX211 or NX1838; (xvi) lend money to any Person or incur any indebtedness for borrowed money (other than by drawing under current revolving credit agreements (as such agreements are in effect on the date hereof and without giving effect to any waivers of any of the provisions of such agreements)) or guarantee any indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee any debt securities of others; (xvii) agree, in writing or otherwise, to take any of the foregoing actions; (xviii) make any material change in its method of accounting or record keeping not otherwise required by US GAAP; or (xix) commence or agree to the settlement of any material litigation;

            (c) The Company will not, nor will the Company permit any of its Subsidiaries to, purchase or acquire, or offer to purchase or acquire, any shares of its capital stock; and

            (d) The Company will deliver to Parent all of the Company's monthly and quarterly, if any, financial statements for periods and dates subsequent to December 31, 1998, as soon as practicable after the same are available to the Company.

            SECTION 4.2. CONDUCT OF BUSINESS OF PARENT. Parent agrees that, except as set forth on Schedule 4.2, and except as expressly permitted, required or contemplated by this Agreement, or otherwise consented to or approved in writing by the Company, during the period commencing on the date hereof and ending on the Closing Date, Parent and each of its Subsidiaries will conduct their respective operations in all material respects only according to their ordinary and usual course of business and will use their reasonable efforts to preserve intact their respective business organizations, keep available the services of their directors, officers and employees, preserve in full force and effect all material licenses and approvals held by them and maintain satisfactory relationships with suppliers, distributors, clients and others having material business relationships with them.

            SECTION 4.3. ACCESS TO INFORMATION CONCERNING BUSINESS AND RECORDS.
(a) During the period commencing on the date hereof and ending on the Closing Date, the Company shall, upon reasonable notice, afford to Parent and Parent's counsel, accountants and other authorized representatives, reasonable access during normal business hours to the properties, personnel, advisors, books and records of the Company and its Subsidiaries in order that they may have the opportunity to make such investigations as they shall desire of the affairs of the Company and its Subsidiaries; such investigation shall not, however, affect the representations and warranties made in this Agreement. The Company agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as Parent shall from time to time request.

            (b) During the period commencing on the date hereof and ending on the Closing Date, Parent shall, upon reasonable notice, afford to the Company and the Company's counsel, accountants and other authorized representatives, reasonable access during normal business hours to the properties, personnel, advisors, books and records of Parent and its Subsidiaries in order that they may have the opportunity to make such investigations as they shall desire of the affairs of Parent and its Subsidiaries; such investigation shall not, however, affect the representations and warranties made in this Agreement. Parent agrees to cause its officers and employees to furnish such additional financial and operating data and other information and respond to such inquiries as the Company shall from time to time request.

            SECTION 4.4. CONFIDENTIALITY. Information obtained by Parent and the Company pursuant to this Agreement shall be subject to the provisions of the Confidential Disclosure Agreement between the Company and Parent dated as of May 21, 1997, as amended (the "Confidential Disclosure Agreement").

            SECTION 4.5. REGISTRATION STATEMENT/JOINT PROXY STATEMENT; QUOTATION ON NASDAQ NATIONAL MARKET. (a) As promptly as practicable after the execution of this Agreement, the Company and Parent shall prepare and file with the Commission preliminary proxy materials which shall constitute the preliminary Joint Proxy Statement and a preliminary prospectus with respect to the Parent Shares to be issued in connection with the Merger. In connection with the Joint Proxy Statement, counsel to the Company and counsel to Parent shall each provide their opinion with respect to the tax disclosure contained therein for filing as exhibits to the Registration Statement. At or prior to the filing of the preliminary Joint Proxy Statement, the Company and Parent shall provide to such counsel such tax representation letters as may be reasonably requested. As promptly as practicable after comments are received from the Commission with respect to the preliminary proxy materials and after the furnishing by the Company and Parent of all information required to be contained therein (including, without limitation, financial statements and supporting schedules and certificates and reports of independent public accountants), the Company and Parent shall file with the Commission the definitive Joint Proxy Statement and Parent shall file with the Commission the Registration Statement, which Joint Proxy Statement and Registration Statement shall each comply in all material respects with the applicable requirements of the Exchange Act and Securities Act, respectively, and the applicable rules and regulations of the Commission thereunder. Parent and the Company shall use their reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable. The definitive Joint Proxy Statement shall contain the opinion of Morgan Stanley & Co. Incorporated referred to in Section 3.1(q) of this Agreement.

            (b) The Company and Parent shall cause the Joint Proxy Statement to be mailed to their respective stockholders and, if necessary, after the Joint Proxy Statement shall have been so mailed, promptly circulate amended, supplemental or supplemented proxy material and, if required in connection therewith, resolicit proxies.

            (c) Each of Parent and Sub, on the one hand, and the Company, on the other hand, warrants to the other that the information provided and to be provided by Parent and Sub and the Company, respectively (or incorporated by reference to filings made with the Commission by Parent and the Company, respectively), for use in each of the Registration Statement, on the date the Registration Statement becomes effective, and the Joint Proxy Statement, on the date the Joint Proxy Statement is filed with the Commission and on the date it is first mailed to the Company's stockholders and the date it is first mailed to Parent's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and Sub, on the one hand, and the Company, on the other, shall notify the other parties promptly of the receipt of any comments by the Commission and of any request by the Commission for amendments or supplements to the preliminary Joint Proxy Statement, the Joint Proxy Statement or the Registration Statement or for additional information, and shall supply one another with copies of all correspondence with the Commission with respect to any of the foregoing. If at any time prior to the Special Meeting, any event should occur relating to Parent or Sub (or any of their respective affiliates, directors or officers) which should be described in an amendment or supplement to the Joint Proxy Statement or the Registration Statement, Parent shall promptly inform the Company. If at any time prior to the Parent Stockholders' Meeting, any event should occur relating to the Company, its Subsidiaries or any of their respective affiliates, directors or officers which should be described in an amendment or supplement to the Joint Proxy Statement or the Registration Statement, the Company shall promptly inform Parent. Whenever any event occurs which should be described in an amendment or supplement to the Joint Proxy Statement or the Registration Statement, Parent and the Company shall, upon learning of such event, cooperate with each other promptly to file and clear with the Commission and, if applicable, mail such amendment or supplement to the stockholders of the Company and Parent.

            (d) Parent shall use its best efforts to obtain approval for quotation on the Nasdaq National Market, upon official notice of issuance, of the Parent Shares to be issued pursuant to the Merger.

            (e) Parent and the Company shall make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and regulations thereunder and under applicable blue sky or similar laws and shall use their reasonable efforts to obtain required approvals and clearances with respect thereto; PROVIDED, HOWEVER, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) to file a general consent to service of process in any jurisdiction in which it is not now required to do so.

            SECTION 4.6. EMPLOYEE BENEFITS. Immediately after the Effective Time, Parent or the Surviving Corporation shall cause to be provided to the Surviving Corporation's employees for not less than one year from and after the Closing Date Current Benefits (as defined below) that are, in the aggregate, substantially as favorable to such employees as the Current Benefits available to them as of the date of this Agreement under the Employee Benefit Plans. Without limiting the generality of the foregoing, for not less than one year from and after the Closing Date (a) all Surviving Corporation employees will continue to be provided with the same level of severance benefits provided to them immediately prior to the date of this Agreement under those severance plans specified in Schedule 3.1(j) delivered to Parent by the Company prior to the execution of this Agreement, of which the Company has provided Parent with accurate and complete copies prior to the date hereof and (b) to the extent that any employee of the Surviving Corporation participates in any Parent Employee Benefit Plan after the Effective Time, Parent shall use reasonable efforts to ensure (i) that such employee receives credit for his or her service with the Company, to the same extent as such service was credited under any similar Employee Benefit Plan immediately prior to the Effective Time, for purposes of determining eligibility to participate in and vesting under, and for purposes of calculating the benefits under, such Parent Employee Benefit Plan, (ii) that any pre-existing condition limitations, waiting periods or similar limitations under such Parent Employee Benefit Plan are waived, and (iii) that such employee receives credit for any co-payments previously made and any deductible previously satisfied under any similar Employee Benefit Plan. For purposes of this Section 4.6, "Current Benefits" shall refer to benefits available under Employee Benefit Plans or Parent Employee Benefit Plans, other than benefits available under stock option plans, stock purchase plans and other equity-based benefit plans.

            SECTION 4.7. STOCKHOLDER APPROVALS; RECOMMENDATIONS. (a) The Company, acting through its Board of Directors, shall (i) call, give notice of, convene and hold a special meeting of the holders of Company Common Stock for the purpose of voting upon this Agreement and the Merger (the "Special Meeting") and (ii) subject to
Section 4.16(b), include in the Joint Proxy Statement the recommendation of its Board of Directors that holders of Company Common Stock approve and adopt this Agreement and approve the Merger at the Special Meeting. The Special Meeting will be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act. The Company shall ensure that the Special Meeting is called, noticed, convened, held and conducted, and that all proxies solicited, in connection with the Special Meeting are solicited in compliance with all applicable laws, regulations, orders, judgments and decrees. The Company's obligation to call, give notice of, convene and hold the Special Meeting in accordance with this Section 4.7(a) shall not be limited or otherwise affected by the disclosure, announcement, commencement, submission or making of any Superior Proposal or other Takeover Proposal, or by any withdrawal or modification of the recommendation of the Board of Directors of the Company with respect to the Merger. The Company shall not be permitted to delay, adjourn, postpone or reschedule the Special Meeting, or delay the vote of the Company's stockholders on the Merger, without Parent's prior written consent (which consent will not be unreasonably withheld or delayed if the need for the delay, adjournment, postponement or rescheduling of the Special Meeting or the delay in such vote is attributable solely to factors outside the Company's control).

            (b) Parent, acting through its Board of Directors, shall (i) call, give notice of, convene and hold a special meeting of its stockholders for the purpose of voting upon the issuance of Parent Shares in the Merger (the "Parent Stockholders' Meeting"), and (ii) include in the Joint Proxy Statement the recommendation of its Board of Directors that its stockholders vote in favor of the issuance of Parent Shares in the Merger at the Parent Stockholders' Meeting. The Parent Stockholders' Meeting will be held as promptly as practicable after (and, to the extent feasible, on the same day as) the Special Meeting. Parent shall ensure that the Parent Stockholders' Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Parent Stockholders' Meeting are solicited, in compliance with all applicable laws, regulations, orders, judgments and decrees.

            (c) Notwithstanding anything to the contrary contained in this
Section 4.7, the Company's Board of Directors shall be permitted to withdraw or modify its recommendation in favor of the Merger only in accordance with the provisions of Section 4.16(b).

            SECTION 4.8. STOCK OPTIONS. The Company shall take such actions as may be permitted under the Stock Option Plans to effect the actions described in Section 2.5.

            SECTION 4.9. LETTERS OF THE COMPANY'S ACCOUNTANTS. The Company shall diligently seek to cause to be delivered to Parent a letter of Ernst & Young LLP, the Company's independent auditors, dated a date within two business days before the date of the Proxy Statement and a second bring-down letter, dated a date within two business days before the Effective Time, in each case addressed to Parent and its board of directors, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. The Company shall diligently seek to cause Ernst & Young LLP to deliver to Parent and the Company a letter (which may contain customary qualifications and assumptions), dated as of the Closing Date, confirming the concurrence of Ernst & Young LLP with the Company's management's conclusion that no conditions exist related to the Company that would preclude Parent from accounting for the Merger as a pooling of interests if the Merger is consummated in accordance with this Agreement.

            SECTION 4.10. LETTERS OF PARENT'S ACCOUNTANTS. Parent shall diligently seek to cause to be delivered to the Company a letter of Ernst & Young LLP, Parent's independent auditors, dated a date within two business days before the date on which the Registration Statement shall become effective and a second bring-down letter, dated a date within two business days before the Effective Time, in each case addressed to the Company and its board of directors, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Registration Statement. Parent and the Company shall diligently seek to cause Ernst & Young LLP to deliver the letter referred to in Section 5.1(h).

            SECTION 4.11. NOTICES OF CERTAIN EVENTS. Each party hereto shall promptly notify the other parties of:

            (a) the receipt by such party or any of such party's Subsidiaries of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

            (b) the receipt by such party or any of such party's Subsidiaries of any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement;

            (c) such party's obtaining knowledge of any actions, suits, claims, investigations or proceedings commenced or threatened against, relating to or involving or otherwise affecting any of Parent, Sub or the Company, as the case may be, or any of their respective Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement; and

            (d) such party's obtaining knowledge of the occurrence, or failure to occur, of any event which occurrence or failure to occur will be likely to cause (A) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect, or (B) any material failure of any party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; PROVIDED, HOWEVER, that no such notification shall affect the representations, warranties or obligations of the parties or the conditions to the obligations of the parties hereunder.

            SECTION 4.12. HSR ACT. The Company and Parent shall, as soon as practicable after the date of this Agreement, file Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use their reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documentation.

            SECTION 4.13. INDEMNIFICATION; OFFICERS' AND DIRECTORS' Insurance.
(a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or who becomes prior to the Effective Time, an officer or director of the Company (the "Indemnified Parties") against all losses, expenses, claims, damages, liabilities, costs, expenses, judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval will not be unreasonably withheld) arising out of any action or omission of such Indemnified Party in his or her capacity as an officer or director of the Company in connection with the transactions contemplated by this Agreement to the fullest extent provided for under the Company's Certificate of Incorporation and By Laws as in effect as of the date hereof or permitted or required by applicable law, including without limitation the advancement of expenses. Parent agrees that all rights to indemnification existing in favor of the Indemnified Parties as provided in the Company's Certificate of Incorporation or By-Laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Time, and Parent hereby guarantees the due and prompt performance in full of such indemnification obligations of the Surviving Corporation. Parent agrees to use its best efforts to cause the Surviving Corporation to maintain in effect for not less than three years after the Effective Time the current policies of directors' and officers' liability insurance maintained by the

Company with respect to matters occurring prior to the Effective Time; PROVIDED, HOWEVER, that (i) the Surviving Corporation may substitute therefor policies of at least the same coverage (with carriers comparable to the Company's existing carriers) containing terms and conditions which are no less advantageous to the Indemnified Parties and (ii) the Surviving Corporation shall not be required to pay a premium at a rate for such insurance in excess of 200% of the annual premium rate represented by the last premium paid prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount and
(iii) any or all of the Indemnified Parties shall have the right to provide funds to the Surviving Corporation to fund premiums to the extent they exceed such 200% level.

            (b) The provisions of this Section 4.13 are intended for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and personal representatives.

            SECTION 4.14. EFFORTS. Each of the Company, Parent and Sub shall, and shall cause each of their respective Subsidiaries to, cooperate and use their reasonable efforts to take, or cause to be taken, all appropriate action, and to make, or cause to be made, all filings necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, their reasonable efforts to (i) obtain, prior to the Closing Date, all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company and its Subsidiaries and Parent and its Subsidiaries and (ii) defend against and respond to any action, suit, proceeding or investigation relating to the transactions contemplated by this Agreement, in each case as are necessary for consummation of the transactions contemplated by this Agreement and to fulfill the conditions to the Merger.

            SECTION 4.15. RULE 145. Contemporaneously with the execution and delivery of this Agreement, the Company is delivering to Parent a list of names and addresses of those persons who are, in the Company's reasonable judgment, "affiliates" (each such person, an "Affiliate") of the Company within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act. The Company shall use all reasonable efforts to deliver or cause to be delivered to Parent, from each of the Affiliates of the Company identified in the foregoing list (and from any Person who becomes, or could reasonably be deemed to be, an Affiliate after the date of this Agreement), as promptly as practicable after the date hereof (with respect to Persons identified on such list), and no later than the date such Person becomes an Affiliate (with respect to Persons who become Affiliates after the date hereof), an Affiliate Agreement in the form attached hereto as Exhibit A (an "Affiliate Agreement"). Parent shall be entitled to place legends as specified in such Affiliate Agreements on the certificates evidencing any Parent Shares to be received by such Affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Shares, consistent with the terms of such Affiliate Agreements.

            SECTION 4.16. NO SOLICITATION. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any officer or director of, or any investment banker, attorney or other advisor or representative ("Representative") of, the Company or any of its Subsidiaries to, directly or indirectly, (i) solicit, initiate or encourage the submission or announcement of any Takeover Proposal, (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect or in response to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Takeover Proposal; PROVIDED, HOWEVER, that if (1) neither the Company nor any Subsidiary or Representative of the Company or any Subsidiary shall have violated any of the restrictions set forth in this Section 4.16, (2) the Board of Directors of the Company determines in good faith, based upon the advice of outside counsel, that such action is required in order for the Board of Directors of the Company to comply with its fiduciary duties to the Company's stockholders under applicable law, and (3) the Company has given Parent the notice referred to in Section 4.16(c) and at least two business days have elapsed since the delivery to Parent of the notice and information referred to in Section 4.16(c), then the Company may, prior to the adoption and approval of this Agreement by the stockholders of the Company, in response to a Takeover Proposal that has not been withdrawn and that (but for the inclusion of a "due diligence condition" as part of such Takeover Proposal) constitutes a Superior Proposal (as defined in Section 4.16(b)), furnish information with respect to the Company to the Person who made such Takeover Proposal (but only information that has been previously furnished by the Company to Parent or that the Company simultaneously furnishes to both such Person and Parent) pursuant to a customary confidentiality agreement (containing terms and provisions that are no less favorable to and protective of the Company than the terms and provisions of the Confidential Disclosure Agreement) and participate in discussions or negotiations with such Person regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any officer or director of the Company or any of its Subsidiaries or any investment banker, attorney or other advisor or other Representative of the Company or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of the Company or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 4.16(a) by the Company. The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any Person that relate to any Takeover Proposal. For purposes of this Agreement, "Takeover Proposal" means any (i) offer, inquiry or proposal for, relating to or contemplating a merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction or series of transactions (A) in which the Company or any of its material Subsidiaries is a constituent company, (B) in which a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires the Company or any material Subsidiary of the Company or more than 20% of the Company's business or directly or indirectly acquires beneficial or record ownership of securities representing, or exchangeable for or convertible into, more than 20% of the outstanding securities of any class of voting securities of the Company or any material Subsidiary of the Company, or (C) in which the Company or any material Subsidiary of the Company issues securities representing more than 20% of the outstanding securities of any class of voting securities of the Company or such material Subsidiary of the Company, or (ii) offer, inquiry or proposal for, relating to or contemplating a transaction (including any joint venture, collaboration or similar transaction) involving the sale, lease, exchange, transfer, license, acquisition or disposition or sharing of control of any material portion of the intellectual property rights or other rights or assets of the Company or any material Subsidiary of the Company, other than the transactions contemplated by this Agreement.

            (b) Neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose or resolve to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger,
(ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) enter into any agreement or letter of intent with respect to any Takeover Proposal. Notwithstanding the foregoing, in the event that, prior to the adoption and approval of this Agreement by the stockholders of the Company, (i) the Board of Directors of the Company receives a Superior Proposal that is not withdrawn, (ii) neither the Company nor any Subsidiary or Representative of the Company or any Subsidiary shall have violated any of the restrictions set forth in this Section 4.16, (iii) the Board of Directors of the Company concludes in good faith, based upon the advice of its outside counsel, that, in light of such Superior Proposal, the withdrawal or modification of such recommendation is required in order for the Board of Directors of the Company to comply with its fiduciary obligations to the Company's stockholders under applicable law, (iv) the Company shall have provided Parent with at least two business days' prior notice of any meeting of the Company's Board of Directors at which such Board of Directors is expected to consider such Superior Proposal, and (v) the Company's Board of Directors does not withdraw or modify its recommendation in favor of the Merger for at least two business days after the Company provides Parent with the name of the Person making such Superior Proposal and a copy of such Superior Proposal, then the Board of Directors may appropriately withdraw or modify its approval or recommendation of this Agreement or the Merger. Nothing contained in this Section 4.16 shall limit the Company's obligation to call, give notice of, convene and hold the Special Meeting (regardless of whether the recommendation of the Board of Directors of the Company shall have been withdrawn or modified). For purposes of this Agreement, a "Superior Proposal" means any unsolicited bona fide written offer made by a third party (1) to enter into a merger or business combination with the Company whereby the shares of Company Common Stock and other equity securities of the Company that are outstanding immediately before such merger or business combination shall be exchanged for or converted into shares of common stock and other equity securities of such third party that (on a fully diluted basis) represent less than 50% of the common stock of such third party outstanding immediately after such merger or business combination or (2) to purchase for cash or a combination of cash and securities more than 50% of the outstanding shares of Company Common Stock (provided that, in cases in which holders of Company Common Stock receive common stock or other equity securities of a third party, such common stock and other securities represent less than 50% of the common stock (on a fully diluted basis) of such third party outstanding immediately after such transaction), in either case on terms which the Board of Directors of the Company determines in its good faith reasonable judgment (based upon the written opinion of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger; PROVIDED, HOWEVER, that any such offer shall not be deemed to be a "Superior Proposal" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely to be obtained by such third party on a timely basis.

            (c) In addition to the obligations of the Company set forth in Sections 4.16(a) and (b) above, the Company shall promptly advise Parent orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could reasonably be expected to lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry, and the identity of the Person making any such Takeover Proposal or inquiry. The Company shall use its best efforts to keep Parent fully informed of the status and details of any such request, Takeover Proposal or inquiry.

            SECTION 4.17. TAX REORGANIZATION. Prior to the Closing Date, each party shall use its best efforts to cause the Merger to qualify as a reorganization within the meaning of

Section 368(a) of the Code, and will not take any action reasonably likely to cause the Merger not to so qualify.

            SECTION 4.18. CONVERTIBLE DEBENTURES. From and after the Effective Time, Parent shall cause the Surviving Corporation to comply with the provisions of the indenture dated as of July 31, 1997 between the Company and IBJ Schroder Bank & Trust Company, a New York banking corporation, as trustee, in its entirety, including without limitation Sections 1311 and 1401 therein.

            SECTION 4.19. WARRANTS. Prior to the Closing Date, the Company shall comply with the provisions of each outstanding warrant to purchase Company Common Stock. Without limiting the generality of the foregoing, the Company shall, on a timely basis, provide all notices required under each such warrant.

                                   ARTICLE V.

                         CONDITIONS PRECEDENT TO MERGER

            SECTION 5.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT, SUB AND THE COMPANY. The respective obligations of Parent and Sub, on the one hand, and the Company, on the other hand, to effect the Merger are subject to the satisfaction or waiver (subject to applicable law) at or prior to the Effective Time of each of the following conditions:

            (a) APPROVAL OF STOCKHOLDERS. This Agreement, the Merger and related transactions shall have been approved and adopted by the requisite vote or consent of the stockholders of the Company in accordance with applicable law and the Company's Certificate of Incorporation and By-Laws, and the issuance of Parent Shares in the Merger shall have been duly approved by the requisite vote or consent of the stockholders of Parent in accordance with the applicable rules of the National Association of Securities Dealers, Inc.

            (b) HSR ACT. Any waiting period (and any extension thereof) under the HSR Act applicable to the Merger shall have expired or been terminated.

            (c) NO RESTRAINTS. No preliminary or permanent injunction or other order shall have been issued by any court or by any governmental or regulatory agency, body or authority which enjoins, restrains or prohibits the transactions contemplated hereby, including the consummation of the Merger, or has the effect of making the Merger illegal and which is in effect at the Effective Time (each party agreeing to use its reasonable efforts to have any such injunction or order lifted).

            (d) STATUTES. No statute, rule, regulation, executive order, decree or order of any kind shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Merger or has the effect of making the Merger illegal and which remains in effect at the Effective Time.

            (e) NASDAQ NATIONAL MARKET QUOTATION. The Parent Shares issuable to Company stockholders pursuant to this Agreement shall have been approved for quotation on the Nasdaq National Market upon official notice of issuance.

            (f) EFFECTIVENESS OF REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

            (g) MARKET EVENTS. There shall not have occurred and be continuing any general suspension or limitation of trading in the Parent Shares (exclusive, however, of any temporary suspension or pending and ensuing public announcement) or in securities generally on the Nasdaq National Market.

            (h) ACCOUNTING TREATMENT. Parent shall have received a letter from Ernst & Young LLP (which may contain customary qualifications and assumptions) confirming the concurrence of Ernst & Young LLP with Parent's management's conclusion as to the appropriateness of accounting for the Merger as a pooling of interests if the Merger is consummated in accordance with this Agreement.

            SECTION 5.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND SUB. The obligations of Parent and Sub to effect the Merger are also subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions:

            (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing Date unless the failure of such representations and warranties to be true and correct in all material respects does not, individually or in the aggregate, materially and adversely affect the value of the Company and its Subsidiaries taken as a whole, and Parent and Sub shall have received a certificate to this effect from a senior financial officer of the Company.

            (b) PERFORMANCE BY COMPANY. Except as otherwise agreed in writing, the Company shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement to be performed or complied with by it on or prior to the Closing Date, and Parent and Sub shall have received a certificate to this effect from a senior financial officer of the Company.

            (c) AFFILIATE AGREEMENTS. Each Person who could reasonably be deemed to be an "affiliate" of the Company (as that term is used in Rule 145 under the Securities Act) shall have executed and delivered to Parent an Affiliate Agreement.

            (d) TAX OPINION. Parent shall have received the opinion of Cooley Godward LLP, counsel to Parent, to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; PROVIDED, HOWEVER, that if Cooley Godward LLP does not render such opinion or withdraws or modifies such opinion, the condition set forth in this Section 5.2(d) shall nonetheless be deemed to be satisfied if Willkie Farr & Gallagher renders such opinion to Parent. In delivering its opinion, counsel shall be entitled to rely on the tax representation letters delivered pursuant to Section 4.5(a).

            (e) ACCOUNTANTS' LETTERS. Parent shall have received from Ernst & Young LLP the letters referred to in Section 4.9.

            (f) CONSENTS. All material consents required to be obtained (from Governmental Entities or other Persons) in connection with the Merger and the other transactions contemplated by this Agreement (including, without limitation, the consents identified in Schedule 3.1(d)(4)) shall have been obtained and shall be in full force and effect.

            (g) NO GOVERNMENTAL LITIGATION. There shall not be pending and there shall not have been threatened any action, suit or proceeding in which a Governmental Entity is or is threatened to become a party or is otherwise involved: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; (b) relating to the Merger and seeking to obtain from Parent or any of its Subsidiaries, or the Company or any of the Company's Subsidiaries, any damages or other relief that are or are likely to be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of the Surviving Corporation; or (d) which would materially and adversely affect the right of Parent, the Surviving Corporation or any of the Surviving Corporation's Subsidiaries to own the assets or operate the business of the Surviving Corporation and the Surviving Corporation's Subsidiaries.

            SECTION 5.3. CONDITIONS PRECEDENT TO OBLIGATION OF THE COMPANY. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions:

            (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. All representations and warranties of Parent and Sub contained herein shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same force and effect as though made on and as of the Closing Date unless the failure of such representations and warranties to be true and correct in all material respects does not, individually or in the aggregate, materially and adversely affect the value of Parent and its Subsidiaries taken as a whole, and the Company shall have received a certificate to this effect from a senior financial officer of Parent.

            (b) PERFORMANCE BY PARENT AND SUB. Except as otherwise agreed in writing, each of Parent and Sub shall have performed in all material respects all obligations and agreements, and complied in all material respects with all covenants, contained in this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Company shall have received a certificate to this effect from a senior financial officer of Parent.

            (c) TAX OPINION. The Company shall have received the opinion of Willkie Farr & Gallagher, counsel to the Company, to the effect that the Merger will be treated for United States federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; PROVIDED, HOWEVER, that if Willkie Farr & Gallagher does not render such opinion or withdraws or modifies such opinion, the condition set forth in this
      Section 5.3(c) shall nonetheless be deemed to be satisfied if Cooley Godward LLP renders such opinion to the Company. In delivering its opinion, counsel shall be entitled to rely on the tax representation letters delivered pursuant to Section 4.5(a).

            (d) REGISTRATION RIGHTS AGREEMENT. At or prior to the Effective Time, Parent shall have executed and delivered a Registration Rights Agreement substantially in the form of Exhibit B hereto with Warburg, Pincus Investors, L.P. and Warburg, Pincus Capital Partners Liquidating Trust.

            (e) UNDERTAKINGS. Parent shall have delivered to the Company copies of undertakings executed by each of its executive officers and directors in substantially the form of Exhibit C hereto.

                                   ARTICLE VI.

                           TERMINATION AND ABANDONMENT

            SECTION 6.1. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned, at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of the Company:

            (a) by mutual consent of the Company, on the one hand, and of Parent and Sub, on the other hand;

            (b) by either Parent or the Company, if the Effective Time shall not have occurred by September 30, 1999 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to perform any material obligation required to be performed by such party at or prior to the Effective Time);

            (c) by Parent, if the required approval of the Company's stockholders shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

            (d) by either Parent or the Company if the required approval of Parent's stockholders of the issuance of Parent Shares in the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;

            (e) by either Parent or the Company, if there shall be any law or regulation of any Governmental Entity that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree of any Governmental Entity prohibiting such transaction is entered and such judgment, injunction, order or decree shall have become final and nonappealable;

            (f) by either Parent or the Company, if there has been a breach of any covenant or a breach of any representation or warranty on the part of the other, such that the condition set forth in Section 5.2(a) or Section 5.2(b) (in the case of any termination by Parent) or the condition set forth in Section 5.3(a) or Section 5.3(b) (in the case of any termination by the Company) would not be satisfied; PROVIDED that any such breach of a covenant or representation or warranty has not been cured within 15 business days following receipt by the breaching party of notice hereunder of such breach;

            (g) by Parent, if the Special Meeting is canceled or is otherwise not held or if a final vote of the Company's stockholders has not been taken with respect to the Merger prior to September 15, 1999, except as a result of a judgment, injunction, order or decree of any competent authority or events or circumstances beyond the reasonable control of the Company; PROVIDED, HOWEVER, that such termination under this clause (g) shall not relieve the Company of its fee obligations under Section 7.1(c) hereof; or

            (h) by Parent, if (i) the Board of Directors of the Company shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation to the Company's stockholders of this Agreement or the Merger; (ii) the Company shall have failed to include in the Joint Proxy Statement the recommendation of the Board of Directors of the Company in favor of the adoption and approval of this Agreement and the approval of the Merger; (iii) the Board of Directors of the Company shall have approved, endorsed or recommended any Takeover Proposal; (iv) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; (v) the Company breaches any of its obligations under Section 4.16 of this Agreement; (vi) subsequent to the date of this Agreement, a Person or "group" (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly becomes the beneficial or record owner of securities representing, or exchangeable for or convertible into, at least 20% of the outstanding securities of any class of voting securities of the Company or any material Subsidiary of the Company; (vii) a Person or group of Persons that, as of the date of this Agreement, directly or indirectly is the beneficial or record owner of securities representing, or exchangeable for or convertible into, 20% or more of the outstanding securities of any class of voting securities of the Company or any material Subsidiary of the Company, directly or indirectly acquires beneficial or record ownership of an additional 5% of the outstanding securities of any class of voting securities of the Company or any material Subsidiary of the Company; or (viii) the Company or the Company's Board of Directors or any committee thereof shall have resolved to do or permit any of the foregoing; PROVIDED, HOWEVER, that such termination under this clause (h) shall not relieve the Company of its fee obligations under Section 7.1(c) hereof. For purposes of clause (vii) of this Section 6.1(h), a group shall be deemed to include, without limitation, all Persons who file a Statement or Statements on Schedule 13D as a group, whether or not such Persons disclaim the existence of a group and whether or not such Persons disclaim beneficial ownership of any securities.

            SECTION 6.2. EFFECT OF TERMINATION. In the event of the termination of this Agreement pursuant to Section 6.1 hereof by Parent or Sub, on the one hand, or the Company, on the other hand, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, and there shall be no liability hereunder on the part of Parent, Sub or the Company, except that Sections 3.1(p), 3.2(l), 4.4, this Section 6.2 and
Article VII hereof shall survive any termination of this Agreement. Nothing in this Section 6.2 shall relieve any party to this Agreement of liability for breach of this Agreement or for representations which were incorrect when made.

                                  ARTICLE VII.

                                  MISCELLANEOUS

            SECTION 7.1. FEES AND EXPENSES. (a) Except as provided below in this
Section 7.1, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party (the Company, on the one hand, or Parent and Sub, on the other hand) incurring such fees or expenses, whether or not the Merger is consummated; PROVIDED, HOWEVER, that (i) Parent and the Company shall share equally all fees and expenses, other than attorneys' fees, incurred in connection with (A) the filing, printing and mailing of the Registration Statement and the Joint Proxy Statement and any amendments or supplements thereto and (B) the filing by Parent and the Company of the premerger notification and report forms relating to the Merger under the HSR Act.

            (b) If this Agreement is terminated by Parent pursuant to Sections 6.1(c), 6.1(f), 6.1(g) or 6.1(h), the Company shall pay, or cause to be paid, in same day funds to Parent upon demand, all actual out-of-pocket costs and expenses of Parent and Sub incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, legal, professional and service fees and expenses. If this Agreement is terminated by the Company pursuant to Section 6.1(f), Parent shall pay, or cause to be paid, in same day funds to the Company upon demand, all actual out-of-pocket costs and expenses of the Company incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, legal, professional and service fees and expenses.

            (c) The Company shall pay, or cause to be paid, in same day funds to Parent upon demand (in addition to any amount required to be paid pursuant to Section 7.1(a) or 7.1(b)) a fee of $18,000,000 if:

            (i) this Agreement is terminated pursuant to Section 6.1(c) and at or prior to the time of such termination a Takeover Proposal shall have been disclosed, announced, commenced, submitted or made; or

            (ii) this Agreement is terminated by Parent pursuant to Section 6.1(g) or 6.1(h).

            (d) Parent shall pay, or cause to be paid, in same day funds to the Company upon demand (in addition to any amount required to be paid pursuant to Section 7.1(a)) a fee of $5,000,000 if (i) this Agreement is terminated by the Company pursuant to Section 6.1(d) and (ii) there shall not have occurred, and no facts, events or circumstances shall have been publicly announced that are likely to result in, a material adverse change in the Condition of the Company and its Subsidiaries taken as a whole.

            SECTION 7.2. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The respective representations and warranties of the Company, on the one hand, and Parent and Sub, on the other hand, contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party. Each and every such representation and warranty and all agreements contained herein shall expire with, and be terminated and extinguished by, the Closing and thereafter none of the Company, Parent or Sub shall be under any liability whatsoever with respect to any such representation or warranty or agreement except those contained in Sections 2.2, 2.3, 2.5, 4.4, 4.13 and Article VII. This Section 7.2 shall have no effect upon any other obligation of the parties hereto, whether to be performed before or after the Effective Time.

            SECTION 7.3. EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken by or on behalf of the respective Boards of Directors of the Company, Parent or Sub, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein by any other applicable party or in any document, certificate or writing delivered pursuant hereto by any other applicable party or (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

            SECTION 7.4. PUBLIC ANNOUNCEMENTS. The Company, on the one hand, and Parent and Sub, on the other hand, agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation and review by the other party of a copy of such release or statement (the comments of such party to be given reasonable consideration), unless such disclosure is required by applicable law or the rules or regulations of any applicable securities exchange or the Nasdaq National Market.

            SECTION 7.5. NOTICES. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in Person or mailed, certified or registered mail with postage prepaid, or sent by telex, telegram or telecopier, as follows:

            if to the Company, to it at:

                  NeXstar Pharmaceuticals, Inc.
                  3035 Centre Green Drive
                  Boulder, CO 80301
                  Attention:  Chief Financial Officer
                  Telecopy No.:  (303) 413-5311

            with a copy to:

                  Willkie Farr & Gallagher
                  787 Seventh Avenue
                  New York, New York 10019
                  Attention: Peter H. Jakes, Esq.
                  Telecopy No.: (212) 728-8111

            if to either Parent or Sub, to it at:

                  Gilead Sciences, Inc.
                  333 Lakeside Drive
                  Foster City, CA 94404
                  Attention: General Counsel
                  Telecopy No.: (650) 522-5622
            with a copy to:

                  Cooley Godward LLP
                  Five Palo Alto Square
                  3000 El Camino Real
                  Palo Alto, CA 94306-2155
                  Attention: Richard E. Climan, Esq.
                  Telecopy No.: (650) 857-0663

or to such other Person or address as any party shall specify by notice in writing to each of the other parties. All such notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery unless mailed, in which case on the third business day (fifth business day, if mailed outside the country of the recipient) after the mailing thereof except for a notice of a change of address, which shall be effective only upon receipt thereof.

            SECTION 7.6. ENTIRE AGREEMENT. This Agreement, the schedules and the exhibits and other documents referred to herein or delivered pursuant hereto collectively contain the entire understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior agreements and understandings, oral and written, with respect thereto; PROVIDED, HOWEVER, that the Confidential Disclosure Agreement is not superseded by this Agreement and shall remain in full force and effect in accordance with its terms.

            SECTION 7.7. BINDING EFFECT; BENEFIT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement; provided that the Indemnified Parties shall be third-party beneficiaries of Parent's agreement contained in Section 4.13 hereof.

            SECTION 7.8. AMENDMENT AND MODIFICATION. Subject to applicable law, this Agreement may be amended, modified and supplemented, or provisions hereof waived, in writing by the parties hereto in any and all respects before the Effective Time (notwithstanding any stockholder approval), by action taken by the respective Boards of Directors of Parent, Sub and the Company or by the respective officers authorized by such Boards of Directors, PROVIDED, HOWEVER, that after any such stockholder approval, no amendment, modification, supplement or waiver shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

            SECTION 7.9. FURTHER ACTIONS. Each of the parties hereto agrees that, subject to its legal obligations, it will use its reasonable efforts to fulfill all conditions precedent specified herein, to the extent that such conditions are within its control, and to do all things reasonably necessary to consummate the transactions contemplated hereby.

            SECTION 7.10. HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

            SECTION 7.11. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.

            SECTION 7.12. APPLICABLE LAW. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of laws rules thereof.

            SECTION 7.13. SEVERABILITY. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            SECTION 7.14. ENFORCEMENT OF AGREEMENT. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Delaware Court, this being in addition to any other remedy to which they are entitled at law or in equity.

            SECTION 7.15. "PERSON" DEFINED. "Person" shall mean and include an individual, a partnership, a joint venture, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization and a government or other department or agency thereof.

            SECTION 7.16. SUBMISSION TO JURISDICTION. With respect to any suit, action or proceeding initiated by a party to this Agreement arising out of, under or in connection with this Agreement, the Company, Parent and Sub each hereby submit to the non-exclusive jurisdiction of any state or federal court sitting in the State of Delaware and irrevocably waive, to the fullest extent permitted by law, any objection that they may now have or hereafter obtain to the laying of venue in any such court in any such suit, action or proceeding.

            SECTION 7.17. SUBSIDIARIES. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation or other organization or entity, whether incorporated or unincorporated, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization, or any organization of which such party is a general partner.

            IN WITNESS WHEREOF, each of Parent, Sub and the Company has caused this Agreement to be executed by their respective officers or directors thereunto duly authorized, all as of the date first above written.

                                    GILEAD SCIENCES, INC.


                                    /s/ MARK L. PERRY
                                    --------------------------------
                                    By: Mark L. Perry
                                    Title: Senior Vice President and
                                           Chief Financial Officer

                                    GAZELLE ACQUISITION SUB, INC.


                                    /s/ MARK L. PERRY
                                    --------------------------------
                                    By: Mark L. Perry
                                    Title: Secretary

                                    NEXSTAR PHARMACEUTICALS, INC.

                                    /s/ MICHAEL E. HART
                                    --------------------------------
                                    By: Michael E. Hart
                                    Title: Vice President and Chief
                                           Financial Officer